STOCK PURCHASE AND SALE AGREEMENT

by and among

AMDL, INC.

as “Buyer”

JADE CAPITAL GROUP LIMITED

as “Seller”

and the

SHAREHOLDERS

of

JADE CAPITAL GROUP LIMITED

as “Shareholders”

Dated: May 12, 2006

EXHIBITS AND SCHEDULES

EXHIBITS
Exhibit 1.2.2.1	Form of Escrow Agreement

Exhibit 1.3	Lock Up Agreement

Exhibit 1.4	Form of Options

Exhibit 2.3.10	Text of Opinion of Seller’s (and Shareholders’) Counsel

Exhibit 5.2	Business Plan (To be supplied prior to Closing)

Exhibit 5.6	Amendment to Certificate of Incorporation of AMDL, Inc.

SELLERS’ SCHEDULES

Schedule 1.2.1	Allocation of Purchase Price Consideration

Schedule 3.1.2(a)	Certificate of Formation and By-laws of Jade Pharmaceutical

Schedule 3.1.2(b)	Certificate of Formation and By-laws of YYB

Schedule 3.1.2(c)	Certificate of Formation and By-laws of JJB

Schedule 3.3.1	Capitalization of Jade Capital, Jade Pharmaceutical and Jade Pharmaceutical Subsidiaries

Schedule 3.3.5	Description of other agreements of Jade Pharmaceutical and Jade Pharmaceutical Subsidiaries

Schedule 3.5	Consents

Schedule 3.8	Jade Pharmaceutical Financial Statements (supplied separately)

Schedule 3.10	Litigation

Schedule 3.11.1	Owned Real Property

Schedule 3.11.2	Leased Real Property and Real Property Leases

Schedule 3.11.3	Owned Personal Property

Schedule 3.11.4	Leased Personal Property and Personal Property Leases

Schedule 3.13.1	List and Description of Jade Pharmaceutical Products

Schedule 3.13.2	Consents, Approvals, Permits and Other Required Authorizations for Sale/Import/Export of Jade Pharmaceutical Products

Schedule 3.14.3	Jade Pharmaceutical’s Scheduled IP

Schedule 3.14.4	Licenses

Schedule 3.14.7	Exceptions to Obligations to Not to Disclose Jade Pharmaceutical Confidential Information and to Assign Inventions

Schedule 3.15.1	Contracts

Schedule 3.17	Employee Benefit Plans

Schedule 3.20	List of Companies’ Employees

BUYER’S SCHEDULES

Schedule 4.4	Buyer Subsidiaries

Schedule 7.2.6	Key Management Employees

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of May 12, 2006, is entered into by and among AMDL, INC., a Delaware corporation (“Buyer”), JADE CAPITAL GROUP LIMITED, a British Virgin Islands corporation (“Seller”) and each of the shareholders of Seller listed on the signature page hereto (individually, a “Shareholder” collectively “Shareholders”).

WHEREAS, JADE PHARMACEUTICAL INC, a British Virgin Islands corporation (“Jade Pharmaceutical”) is a wholly-owned subsidiary of Seller. Seller owns one (1) share of capital stock of Jade Pharmaceutical (the “Jade Pharmaceutical Share”).

WHEREAS, Jade Pharmaceutical has two wholly-owned “subsidiaries,” YANGBIAN YIQIAO BIO-CHEMICAL PHARMACY COMPANY LIMITED (“YYB”) and JIANGXI JIEZHONG BIO-CHEMICAL PHARMACY COMPANY LIMITED (“JJB” and, together with YYB, the “Jade Pharmaceutical Subsidiaries”), each of which are wholly foreign owned investment enterprises under the laws of The Peoples Republic of China (“PRC”). Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries are sometimes referred to collectively as the “Companies.”

WHEREAS, Shareholders are the owners, in the individual amounts set forth on Schedule 3.3.1 attached hereto, of an aggregate of five million (5,000,000) shares of the capital stock of Seller (the “Jade Capital Shares”), which constitute all of the outstanding shares of capital stock of Seller; and

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, on the terms and subject to the conditions set forth in this Agreement, the Jade Pharmaceutical Share owned by the Seller.

NOW, THEREFORE, in consideration of the mutual agreements, representations and warranties contained herein, and subject to the conditions contained herein, the parties hereto hereby agree as follows:

1. PURCHASE AND SALE OF JADE PHARMACEUTICAL SHARE.

1.1 Transfer of Stock.

On the Closing Date (hereinafter defined), Seller shall sell, transfer and assign the Jade Pharmaceutical Share to Buyer, free and clear of all liens, claims and encumbrances of any kind or character whatsoever.

1.2 Amount and Form of Consideration.

1.2.1 In consideration of the sale and transfer of the Jade Pharmaceutical Share by Seller to Buyer, Buyer shall pay and deliver to Seller (or the Shareholders in such proportions as Seller shall instruct) the following consideration, as full and sufficient payment for the Jade Pharmaceutical Share, with such consideration to be allocated in the manner set forth on Schedule 1.2.1:

(i) 13,715,000 shares of AMDL Common Stock, $.001 par value (the “Purchase Consideration”);

1.2.2	(ii) Escrow	The Options (as defined in Section 1.4 below).

1.2.2.1 On or before the Closing, Buyer and the Shareholders shall appoint an individual or a national bank to act as escrow agent (“Escrow Agent”) pursuant to the Escrow Agreement attached hereto as Exhibit 1.2.2.1 (the “Escrow Agreement”) to perform the duties of Escrow Agent with respect to Five Hundred Thousand (500,000) shares of AMDL Common Stock which are included in the Purchase Consideration (the “Escrow Shares”). The Escrow Shares will be placed into the escrow as provided in the Escrow Agreement. The Escrow Shares will reduce the number of shares of AMDL Common Stock to Thirteen Million Two Hundred Fifteen Thousand (13,215,000) which will be delivered to Shareholders on the Closing Date (as hereinafter defined).

1.2.2.2 The Escrow Shares shall be held by the Escrow Agent in a separate account maintained for that purpose, on the terms and subject to the conditions of the Escrow Agreement. The Escrow Shares shall not be subject to lien or attachment by any creditor of any party hereto. The parties hereto agree that the Escrow Agent shall not have any rights with respect to the Escrow Shares, or any rights as a shareholder of Buyer, including the right to receive dividends or to vote with respect to the Escrow Shares, and that neither Buyer, nor its directors, officers or employees shall owe any duties to the Escrow Agent or the Shareholders with respect to the Escrow Shares while held in escrow, except as expressly set forth in this Agreement or the Escrow Agreement. Unless and until and Escrow Shares are released to Buyer, Seller or the Shareholders, as the case may be, all of the Escrow Shares shall remain as outstanding shares of Buyer.

1.2.2.3 Upon receipt by Jade Pharmaceutical or one of the Jade Pharmaceutical Subsidiaries of the requisite approvals to market and sell DR-70® in the PRC, as provided in the Escrow Agreement, the Escrow Shares shall be released from the escrow. Upon release of the Escrow Shares to Seller or the Shareholders, the Escrow Shares shall remain subject to the lock-up agreement provisions set forth in Section 1.3 below and under Exhibit 1.3 hereto.

1.3 Lock-Up Provisions.

Seller and the Shareholders agree that the shares of AMDL Common Stock issued as Purchase Consideration (including the Escrow Shares) shall be subject to a Lock-Up Agreement (the “Lock-Up Agreement”) in the form of Exhibit 1.3 hereto. At the Closing, Seller and the Shareholders agree to execute and deliver to Buyer a Lock-Up Agreement with respect to all shares of AMDL Common Stock issued pursuant to this Agreement.

1.4 Options.

Buyer shall also deliver at the Closing (as defined in Section 2.1 below), options to purchase AMDL Common Stock (the “Options”) substantially in the form attached hereto as Exhibit 1.4 to the following persons in the following amount:

Name	# of Shares subject to Option
(Frank) Fang Zheng	1,100,000
(Henry) Minghui Jia	1,100,000
Zuhe Xiao	200,000
Bing Zhu Zha	50,000
Zu Dong Xiao	50,000

Total	2,500,000

The Options will have an exercise price equal to one hundred fifteen percent (115%) of the average closing price of AMDL Common Stock as reported on the American Stock Exchange (“AMEX”) for the five (5) consecutive trading days ended on the second trading day prior to the Closing Date (as defined in Section 2.1 below). The Options may not be exercised before a date six months after the Closing Date and the Options will expire three (3) years after the Closing Date. The Options will contain the “registration rights” described in Section 5.4 below and a legend identical to that set forth in Section 3.23.7 below.

2. CLOSING.

2.1 Closing.

The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Preston Gates & Ellis LLP, 1900 Main Street, Suite 600, Irvine, California 92614 at 10:00 o’clock A.M., California time, on the date that Buyer’s stockholders have approved this Agreement or as soon thereafter as practicable on a date mutually selected by the parties, but in no event later than September 30, 2006. The date on when the Closing occurs is herein called the “Closing Date.”

2.2 Proceedings at Closing.

All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

2.3 Deliveries by Seller and the Shareholders to Buyer.

At the Closing, Seller and the Shareholders shall deliver, or shall cause to be delivered, to Buyer the following:

2.3.1 The certificates evidencing the Jade Pharmaceutical Share, accompanied by stock assignment forms endorsed by Seller in blank, and such other instruments or documents evidencing the sale, assignment, transfer and conveyance by Seller to Buyer of the Jade Pharmaceutical Share in accordance with the terms hereof as Buyer may reasonably request;

2.3.2 Evidence satisfactory to Buyer of the cancellation and termination, without exercise, of each and every right to purchase any and all other interests in, or equity securities of, Jade Pharmaceutical, YYB and/or JJB listed on Schedule 3.3(c)(i) or Schedule 3.3.(c)(2).

2.3.3 Evidence satisfactory to Buyer of the payment of the note receivable from a director of $507,396 to Jade Pharmaceutical or the Jade Subsidiaries.

2.3.4 Instruments satisfactory to Buyer and executed by Seller and the Shareholders releasing all claims of every kind and character against Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Buyer and their respective directors, officers, employees, agents and representatives (the “Seller Releases”);

2.3.5 A certificate of the Secretary or an Assistant Secretary of Seller certifying that attached thereto are complete and correct copies of the Certificate of Formation and By-laws of each of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, each as in effect on the Closing Date;

2.3.6 The originals of all minute books, stock transfer records and corporate and other records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries;

2.3.7 Satisfactory evidence of the resignation of such of the present directors and officers of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries as Buyer may require, effective not later than the Closing Date;

2.3.8 A Certificate of the Secretary of Seller setting forth the resolutions of the Board of Directors of Seller and the Shareholders authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

2.3.9 A certificate from Seller and the Shareholders to the effect that the representations and warranties in Article 3 of this Agreement are true and correct at and as of the date of this Agreement and as of the Closing Date, and that to each of their knowledge the remaining conditions set forth in Section 7.2 hereof to Buyers’ obligations to close the transactions contemplated hereby have been satisfied;

2.3.10 The opinion of Seller’s (and Shareholders’) counsel addressed to Buyer, on the matters set forth on Exhibit 2.3.10, dated the date of Closing; and

2.3.11 Such other documents and instruments as are necessary and customary in order to affect a closing of the transactions contemplated hereby and which are reasonably requested by Buyer.

2.4 Deliveries by Buyer to Seller.

At the Closing, Buyer shall deliver to Seller the following:

2.4.1 Certificates evidencing the ownership by Seller (or the Shareholders) of the Purchase Consideration;

2.4.2 A certificate of a duly authorized officer of Buyer, dated the Closing Date, setting forth the resolutions of the board of directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

2.4.3 A certificate of a duly authorized officer of Buyer that (i) the Amendment to Certificate of Incorporation of Buyer (“Amendment to Certificated”) increasing its authorized shares of AMDL Common Stock to 200,000,000 shares were duly adopted by the stockholders of Buyer, (ii) the Agreement was approved by the stockholders of Buyer, and (iii) that (i) and (ii) have not been rescinded or amended as of the Closing Date;

2.4.4 A certificate of the Secretary of Buyer attesting as to the incumbency and signature of each officer of Buyer who shall execute this Agreement or any other instrument in connection with the consummation of the transactions contemplated hereby; and

2.4.5 Such other documents and instruments as are necessary and customary in order to affect a closing of the transactions contemplated hereby and which are reasonably requested by Seller or the Shareholders.

2.5 Employment Agreements.

Jade Pharmaceutical or the applicable Jade Pharmaceutical Subsidiary shall have entered into an employment agreement with each of the following individuals on terms acceptable to Buyer:

(Frank) Fang Zheng

(Henry) Minghui Jia

Yuan Da Xia

The compensation to such individuals shall be as set forth in the Business Plan, Exhibit 5.2 hereto.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS.

Seller and the Shareholders hereby jointly and severally represent and warrant to Buyer as follows:

3.1 Organization, Power and Authority.

3.1.1 Each of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the countries of their formation, respectively, and have all requisite corporate power and authority to own and operate their businesses as they are now and at the Closing will be conducted. YYB is qualified and in good standing to transact business in the Peoples Republic of China. JJB is qualified and in good standing to transact business in the Peoples Republic of China.

3.1.2 Attached as Schedule 3.1.2(a) is a true, complete and accurate copy of the Certificate of Formation and By-laws of Jade Pharmaceutical, as in effect on the date of this Agreement. Attached as Schedule 3.1.2(b) is a true, complete and accurate copy of the Certificate of Formation and By-laws of YYB, as in effect on the date of this Agreement. Attached as Schedule 3.1.2(c) is a true, correct and accurate copy of the Certificate of Formation and Bylaws of JJB, as in effect on the date of this Agreement.

3.2 Authorization; Validity of Agreement.

This Agreement and each of the other agreements and instruments contemplated hereby to which Seller and/or the Shareholders are or are contemplated to be a party have been or will have been duly executed and delivered by Seller and/or the Shareholders. Each of such agreements is or will be the legal, valid and binding obligations of Seller and/or the Shareholders, as the case may be, enforceable against Seller and the Shareholders in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.3 Capitalization of Jade Capital, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries.

3.3.1 The authorized capital stock of Jade Capital, Jade Pharmaceutical and each of the Jade Pharmaceutical Subsidiaries is set forth on Schedule 3.3.1.

3.3.2 The outstanding shares of capital stock of Jade Pharmaceutical and capitalization of each of the Jade Pharmaceutical Subsidiaries is set forth on Schedule 3.3.1, and in each case such shares or equity ownership interests are free and clear of any liens, claims or encumbrances of any kind or character. All of the outstanding shares of capital stock of Jade Pharmaceutical and the registered capital and capital contributions to each of the Jade Pharmaceutical Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.

3.3.3 Other than the securities described in Schedule 3.3.1, there are no outstanding options, subscriptions, warrants, calls, commitments or other rights obligating Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries to issue or sell any shares of capital stock of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or any securities convertible into or exercisable for any shares of capital stock of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries, or otherwise requiring Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries to give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or any rights to participate in the capital, equity or net income of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.

3.3.4 All of the issued shares of capital stock of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries were issued (and to the extent any current or heretofore outstanding shares were purchased by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or any of the Shareholders or their affiliates or transferred by any of them) have been so purchased or transferred, in compliance with all applicable laws including foreign (federal and state) securities laws, and in compliance with any preemptive rights and any other statutory or contractual rights of any present or former stockholders of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.

3.3.5 Except as set forth on Schedule 3.3.5, there are no stockholders’ agreements, voting trusts or other agreements or understandings between or among present or former stockholders of Jade Capital or to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries are a party or by which any of them is bound with respect to the transfer or voting of any capital stock of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.

3.4 Subsidiaries and Investments.

Neither JJB nor YYB has any subsidiaries and neither owns, directly or indirectly, any capital stock of, or other equity interest in, or have any other investment in, or outstanding loans to, any corporation, partnership or other entity or organization.

3.5 Consents.

Except as set forth on Schedule 3.5, no consent, approval, waiver, or authorization is required to be obtained by Seller or Jade Pharmaceutical from, and no notice or filing is required to be given by Seller or Jade Pharmaceutical with, any governmental entity or agency or any other person in connection with the execution, delivery and performance by Seller, Jade Pharmaceutical or the Shareholders of this Agreement and the transactions contemplated hereby.

3.6 No Conflict.

The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not:

(i) Violate any provision of the Certificate of Formation, By-laws or other organizational documents of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries; or

(ii) Conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of any of the Shareholders, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries under, or a loss of any benefit to which any of the Shareholders, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries is entitled under, or trigger any charge or payment or accelerate the maturity date or payment of any money, or result in the creation of any liens, claims or encumbrances upon or with respect to any of the assets of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries;

under or pursuant to any written or oral contract to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or any of the Shareholders is a party or under or pursuant to any law, judgment, injunction, order, decree or other restriction of any governmental entity to which any of the Shareholders, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries is subject.

3.7 Title to Shares.

The delivery by Seller to Buyer at the Closing of the certificate representing the Jade Pharmaceutical Share, duly endorsed in blank or accompanied by stock powers endorsed in blank, will vest Buyer on the Closing Date with good and marketable title to the Jade Pharmaceutical Share, free and clear of all liens, claims and encumbrances of any kind or character whatsoever. Seller has the full power, right and authority to vote and transfer the Jade Pharmaceutical Share.

3.8 Financial Statements.

3.8.1 Schedule 3.8 hereto consisting of the following financial statements (collectively, “Jade Pharmaceutical Financial Statements”): the audited consolidated balance sheets of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries as of December 31, 2005 and 2004, and the related statements of income, changes in stockholder equity and cash flows for the years ended December 31, 2005 and December 31, 2004. The (the December 31, 2005 Balance Sheet is herein called the “Latest Balance Sheet”), along with statements of cash flows and retained earnings for such periods. The Jade Pharmaceutical Financial Statements have been prepared on an accrual basis and were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered and fairly present the financial position and results of operations of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries as of the respective dates therefor and for the respective periods indicated therein (subject to normal and recurring year-end adjustments, with respect to the interim period financial statements).

3.8.2 The Jade Pharmaceutical Financial Statements reflect all liabilities or obligations of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, including all prepaid support and maintenance liabilities, whether the same are accrued, contingent or otherwise, and whether asserted or unasserted, arising out of transactions effected or events occurring on or prior to the respective dates thereof, other than liabilities and obligations that in the aggregate are not material to the assets, liabilities, business, operations, prospects or condition (financial or otherwise) of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, taken together as a whole (“Material Adverse Effect” or “Material Adverse Change,” as appropriate).

3.8.3 All reserves shown in the Latest Balance Sheet are appropriate, reasonable and sufficient to provide for the losses thereby contemplated.

3.8.4 All accounts receivable and other rights of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to payments as of the date hereof are valid and genuine, arise out of bona fide license, sales or other transactions, and all such accounts receivable and other rights to payment are actual and bona fide receivables and rights representing obligations for the total dollar amount thereof shown on the books of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries. Except as set forth on Schedule 3.8.4, neither Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller nor any of the Shareholders have any knowledge of any material counterclaim or setoff against any of such customer accounts receivable and other rights to payment outstanding as of the date hereof.

3.8.5 Except for those assets acquired since the date of the Latest Balance Sheet, all assets and properties used in or necessary for the conduct of the businesses and operations of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries are reflected in the Latest Balance Sheet in a manner and to the extent required by generally accepted accounting principles.

3.8.6 Since the date of the Latest Balance Sheet, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries have not sold, transferred, leased, distributed or otherwise disposed of any of its assets or agreed to do so, except for sales of products and services in the ordinary course of business or the disposition of immaterial assets in the ordinary course of business.

3.8.7 Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries are liable or obligated in any other way to provide funds to or in respect of or to guarantee or assume in any manner, any debt, obligation, liability of, or to contribute to the capital of or make any investment in, any other person, corporation, association, partnership, joint venture, trust or other entity, and neither Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller nor any of the Shareholders know of any basis for the assertion of any other claims, liabilities or obligations of any nature or in any amount that would result in a Material Adverse Change.

3.8.8 Jade Pharmaceutical agrees to promptly provide all unaudited financial statements, as may be required to be filed with the Securities and Exchange Commission (“SEC”) in order to cause the Proxy Statement (as defined in Section 5.1) to be approved for distribution to Buyer’s stockholders.

3.9 Absence of Certain Changes.

Since the date of the Latest Balance Sheet, the businesses of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries have been operated in the ordinary course of business consistent with past practice; there has been no action taken by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries which, if taken from the date hereof through the Closing, would violate Section 5.8, and there has not been any event or condition which has resulted or would result in a Material Adverse Change.

3.10 Litigation.

Except as disclosed on Schedule 3.10, there are no judicial, legal, administrative or arbitration proceedings, suits or actions by any governmental authority or other person or entity, and no claims, inquiries or investigations by any governmental authority or other person or entity, that are pending or, to the knowledge of Seller or the Shareholders, threatened against Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or their business, operations, assets, products or services, or which question the validity or legality of the transactions contemplated hereby. Neither Seller nor the Shareholders knows of any basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding against Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or their businesses, operations, assets, products or services. There is no outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or their businesses, operations, assets, products or services.

3.11 Tangible and Intangible Property Other Than Intellectual Property.

3.11.1 The name of the owner and a description of any real property owned by each Jade Pharmaceutical Subsidiary are set forth on Schedule 3.11.1 (the “Owned Real Property”).

3.11.2 Attached hereto as Schedule 3.11.2 is a true, correct and complete list and description of all of the real property leased by each of the Jade Pharmaceutical Subsidiaries (“Leased Real Property”), together with a description of each applicable lease (“Real Property Leases”).

3.11.3 Attached hereto as Schedule 3.11.3 is a true, correct and complete list and description of all of the tangible personal property owned by each Jade Pharmaceutical Subsidiary, including all computer and office equipment (“Owned Personal Property”).

3.11.4 Attached hereto as Schedule 3.11.4 is a true, correct and complete list and description of all of the tangible personal property leased by each Jade Pharmaceutical Subsidiary, including all computer and office equipment (“Leased Personal Property”), together with a description of each applicable lease (“Personal Property Leases”).

3.11.5 Jade Pharmaceutical has no tangible or intangible property other than the shares of capital stock of each of the Jade Pharmaceutical Subsidiaries or cash or cash equivalents.

3.12 Condition and Adequacy of Tangible Property.

All of the items of Owned Real Property, Leased Real Property, Owned Personal Property and Leased Personal Property are in operable condition and good working order, are adequate and suitable for their intended uses in the ordinary course of business and conform in all material respects with all applicable laws, ordinances, regulations and rules, and there are no known defects therein.

3.13 Jade Pharmaceutical Products.

3.13.1 Schedule 3.13.1 is a true, correct and complete list and description of every pharmaceutical product being marketed by YYB and JJB, respectively, as of the date hereof (collectively, “Jade Pharmaceutical Products”).

3.13.2 Schedule 3.13.2 is a list of all consents, approvals, permits, licenses and other required authorizations to sell, import or export pharmaceutical products of each of YYB and JJB, respectively, with the date of issuance and the date of expiration.

3.14	Intellectual Property.
	3.14.1	For purposes of this Agreement:

(i) “Jade Pharmaceutical Intellectual Property” means all Intellectual Property owned by or exclusively licensed to Jade Pharmaceutical or any of the Jade Pharmaceutical Subsidiaries.

(ii) “Jade Pharmaceutical Products” means all pharmaceutical products (a) previously manufactured and sold but not currently being sold, and (b) currently being manufactured, distributed, marketed, sold, or licensed to third parties by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries and includes without limitation all of the Jade Pharmaceutical Products listed in Schedule 3.13.

(iii) “Copyrights” shall mean all domestic and foreign copyright interests in any original work of authorship fixed in a tangible medium of expression, whether registered or unregistered, including but not limited to all copyright registrations or foreign equivalent, all applications for registration or foreign equivalent, all moral rights, all common-law rights, and all rights to register and obtain renewals and extensions of copyright registrations, together with all other copyright interests accruing by reason of international copyright convention, and the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor;

(iv) “Intellectual Property” shall mean and include Patent Rights, Trademark Rights, Copyrights, Inventions, Know-how, Trade Secrets and Internet domain name registrations.

(v) “Inventions” shall mean and include novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, designs, expressions, theories, formulas, algorithms, processes, schematics, and ideas, whether or not patentable.

(vi) “Know-How” shall mean scientific, engineering, mechanical, electrical, financial, marketing or practical knowledge or experience useful in the operation of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.

(vii) “Patent Rights” shall mean and include all domestic and foreign patents (including without limitation certificates of invention and other patent equivalents), provisional applications, patent applications and patents issuing therefrom as well as any division, continuation or continuation in part, reissue, extension, reexamination, certification, revival or renewal of any patent, all Inventions and subject matter related to such patents, in any and all forms, and the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefore.

(viii) “Trade Secrets” shall mean any formula, design, device or compilation, or other information which is used or held for use by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries, which gives the holder thereof an advantage or opportunity for advantage over competitors which do not have or use the same, and which is not generally known by the public. Trade Secrets can include, by way of example, compounds, formulas, market surveys, market research studies, information contained on drawings and other documents, and information relating to research, development or testing of Products.

(ix) “Trademark Rights” shall mean and include all domestic and foreign trademarks, trade dress, service marks, trade names, icons, logos, slogans, and any other indicia of source or sponsorship of goods and services, designs and logotypes related to the above, in any and all forms, and all trademark registrations and applications for registration related to such trademarks (including, but not limited to intent to use applications), including the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor, and all designs and logotypes related to such trademarks, in any and all forms, and all trademark registrations and applications for registration related to such trademarks.

3.14.2 Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries possess sufficient and legally enforceable rights (by ownership or license or otherwise) with respect to all Intellectual Property necessary to conduct its business and the creation, development, marketing, distribution and licensing and sale of the Jade Pharmaceutical Products.

3.14.3 To the extent included in Jade Pharmaceutical Intellectual Property, Schedule 3.14.3 is a true, complete and correct list (by title, registration number if applicable, jurisdiction and owner) of:

(i) All Patent Rights, including pending applications;

(ii) All registered and unregistered Trademark Rights, including pending applications;

(iii) All registered and material unregistered Copyrights, including pending applications;

(iv) all other issuances, registrations, applications and the like with respect to those or any other Jade Pharmaceutical Intellectual Property; and

(v) All Internet domain names registered to Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.

(collectively, the “Jade Pharmaceutical Scheduled IP”). All items of the Jade Pharmaceutical Scheduled IP (other than pending applications) are valid and subsisting to the extent such concepts are applicable, and neither Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller nor the Shareholders are aware of any questions or challenges with respect thereto. All filings, registrations and related correspondence in respect of the Jade Pharmaceutical Scheduled IP have been provided to Buyer. No cancellation, termination, expiration or abandonment of any item of the Jade Pharmaceutical Scheduled IP (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, or Seller. Except as referenced in written documentation previously provided to Buyer (including without limitation file wrappers), neither Seller nor any of the Shareholders are aware of any questions or challenges with respect to the patentability of any claims in any pending patent application included in the Jade Pharmaceutical Intellectual Property.

3.14.4 Schedule 3.14.4 is a true, correct and complete list of:

(i) All licenses, sublicenses and other agreements (written or otherwise) to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries is a party (or by which it or any of the Jade Pharmaceutical Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to use, exercise or exploit (“Use”), granted or may be granted any license, lien or encumbrance regarding, or given access to, any of the Jade Pharmaceutical Intellectual Property;

(ii) All licenses, sublicenses and other agreements (written or otherwise) pursuant to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries have been or may be assigned, granted any license, authorized to Use or incurred any obligation in connection with any third party Intellectual Property that has been or is incorporated or embodied in, or forms all or any part of any previous, current or proposed Jade Pharmaceutical Product, or Jade Pharmaceutical Intellectual Property, including agreements executed by employees and contractors assigning Jade Pharmaceutical Intellectual Property conceived or developed by them to Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries; and

(iii) All consulting or other agreements (written or otherwise) pursuant to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries either (A) provides services to any person or (B) receives services from any person, including any such agreements pursuant to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries retains or is assigned, or assigns to the other party, ownership of any Jade Pharmaceutical Intellectual Property created pursuant to such arrangement.

Except as set forth in the contracts listed in the Schedules to this Agreement, neither Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries nor Seller have entered into any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of infringement or misappropriation of any Intellectual Property rights or property of any person (“Infringement”) or warranting the lack thereof.

3.14.5 No event or circumstance has occurred or exists that (with or without notice, consent or the lapse of time) could reasonably be expected to result in, and neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in:

(i) The breach or violation by any of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller or the Shareholders of any license, sublicense or other agreement required to be listed in any Schedule to this Agreement; or

(ii) The loss or expiration of any material right or option by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries (or the gain thereof by any third party) under any such license, sublicense or other agreement.

3.14.6 To the knowledge of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders, there is no unauthorized Use or disclosure, and no Infringement, of any Jade Pharmaceutical Intellectual Property by any third party, including, without limitation, any employee or former employee or shareholder of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries. Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries have brought or threatened, at any time, any action, suit or proceeding against any third party for any Infringement of any Jade Pharmaceutical Intellectual Property or any material breach of any license, sublicense or agreement involving Jade Pharmaceutical Intellectual Property.

3.14.7 Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of each item of Jade Pharmaceutical Intellectual Property with respect to which Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries wish to maintain confidentiality and which is not otherwise disclosed in published patents or patent applications or registered copyrights (“Jade Pharmaceutical Confidential Information”). Except as set forth in Schedule 3.14.7 attached hereto, all use by and disclosure to employees or others of Jade Pharmaceutical Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements or agreements that contain similar obligations. Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries has disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow agent or other third party, except pursuant to the agreements listed in Schedule 3.14.4.

3.14.8 Jade Pharmaceutical and/or the Jade Pharmaceutical Subsidiaries owns or has an exclusive prepaid or royalty-free license to all Intellectual Property that is incorporated or embodied in, or that forms part of, any of the Jade Pharmaceutical Products. Without limiting the generality of the foregoing:

(i) No current or former employee, contractor or shareholder of Seller, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries have any right or interest to or in any such Intellectual Property; and

(ii) Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries have any ongoing or future obligation to pay any license fee, royalty, or other payment to any person with respect to the manufacturing, distribution, modification, marketing, sale or license of any of the Jade Pharmaceutical Products.

3.14.9 Except as set forth in Schedule 3.14.7 attached hereto, each current and former employee, contractor and shareholder of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries has executed and delivered (and to Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders’ knowledge is in compliance with) an agreement which validly assigns to Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries all title and rights to Intellectual Property that is incorporated or embodied in, or that forms part of, the Jade Pharmaceutical Products.

3.14.10 Neither of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller nor the Shareholders has received any communication alleging or suggesting that any of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, or the Seller or any of the Jade Pharmaceutical Intellectual Property has been or may be (whether in its past, current or proposed business or otherwise) engaged in, liable for or infringing or violating the Intellectual Property rights of other persons or entities, nor does any of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller or the Shareholders have any reason to expect that any such communication will be forthcoming. To the knowledge of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders, Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders have never, at any time, infringed, misappropriated, or otherwise violated any Intellectual Property right of any other person or entity, nor, to their knowledge, is there any basis for a claim that any of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller or the Shareholders have infringed, misappropriated or otherwise violated any Intellectual Property Right of any other person or entity.

3.14.11 Neither Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller nor the Shareholders are aware that any of its employees or contractors is obligated under any agreement, commitment, judgment, decree, order or otherwise that would conflict with the business of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or interfere with the use of his or her best efforts to perform his or her duties for Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.

3.15 Contracts.

3.15.1 Schedule 3.15.1 is a true, correct and complete list and description of each written contract, or summary of each oral contract, to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries is a party and of each written or oral contract relating to Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries to which any of the Shareholders is a party, and that that is not listed in any other Schedule to this Agreement. Schedule 3.15(a) lists and describes, without limitation, the following types of contracts:

(i) Contracts between Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries and either Seller or any other current or former shareholder, optionee, or warrant holder of Seller, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries;

(ii) Contracts by which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries grants a license or any other rights with respect to the Jade Pharmaceutical Products to any end user;

(iii) To the extent not included in the contracts described in clause (ii) above, other contracts by which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries agrees to provide support or maintenance of the Jade Pharmaceutical Products to any end user;

(iv) Contracts by which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries grants a license to sell or market or any other rights with respect to the Jade Pharmaceutical Products to any third person or entity as a distributor of the Jade Pharmaceutical Products or for any other purpose;

(v) Contracts by which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries grants a license or any other rights with respect to any other Intellectual Property (hereinafter defined) of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries to any third person or entity;

(vi) Contracts by which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries is granted a license or any other rights with respect to any Intellectual Property of a third person or entity;

(vii) Debt instruments, loan agreements, promissory notes or other obligations relating to money borrowed or for the deferred purchase price of property, or to money loaned to another;

(viii) Deeds of trust, mortgages, indentures or other security agreements;

(ix) Guaranty, suretyship, indemnification, performance or contribution agreements or bonds, including letters of credit or performance bonds to secure any customer contracts or other obligations of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries;

(x) Employment, consulting or compensation agreements or arrangements, or any agreements containing noncompetition or confidentiality covenants to which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries is entitled to the benefits or which would limit or restrict the conduct of their respective businesses by them or by Buyer or its subsidiaries following the Closing;

(xi) Agreements with commission agents, public relations or advertising agencies, accountants or attorneys;

(xii) Exclusive dealing, requirements or take or pay agreements;

(xiii) Partnership, joint venture, agency or other similar agreements;

(xiv) Agreements not otherwise described herein which provide for future payments, termination or other effects that are conditioned on or result from, in whole or in part, a change of control of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or a change of management of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries;

(xv) Agreements not otherwise described herein which provide for indemnification by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries of any other person or entity;

(xvi) Agreements to share tax liability with any other person or entity;

(xvii) Powers of attorney, including with regard to tax matters;

(xviii) Other agreements that involve a binding commitment for a period in excess of ninety (90) days and involving an amount in excess of $10,000; and

(xix) Other agreements or commitments not made in the ordinary course of business that could have a Material Adverse Effect on Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.

For purposes of this Agreement, all of the agreements listed, or required to be listed in Schedule 3.15.1 or the other Schedules to this Agreement are collectively herein defined as the “Contracts.”

3.15.2 Neither Jade Pharmaceutical nor either of the Jade Pharmaceutical Subsidiaries is a party to any written or oral contract that is not listed or summarized (or excepted from a requirement to so list or summarize) in another applicable Schedule to this Agreement.

3.15.3 There are no amendments or modifications to any of the Contracts, except as set forth in the relevant Schedule. All of the Contracts are valid, binding, in full force and effect (except to the extent previously terminated or fully performed by the parties thereto), and enforceable against the company that is party thereto and the other parties in accordance with their respective terms, subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and to general principles of equity. There is not, under any Contract which is currently in force, any existing default or event which, after notice or lapse of time or both, would constitute a default by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or, to Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders’ knowledge, by any other party thereto and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders, are reasonably likely to be asserted by any party thereto against the Company that is party thereto, nor has Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries waived any rights thereunder.

3.15.4 Neither Jade Pharmaceutical nor either of the Jade Pharmaceutical Subsidiaries has received notice of any plan or intention of any other party to any Contract to exercise any right to cancel or terminate any Contract, and none of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller or the Shareholders knows of any fact that would justify the exercise of such right. Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries currently contemplates, and has no knowledge that any other person or entity that is party thereto currently contemplates, any termination of or any material amendment or change to any Contract.

3.16 Assets and Title.

3.16.1 The Owned Real Property, Leased Real Property, Owned Personal Property, Leased Personal Property, Contracts, Jade Pharmaceutical Intellectual Property and Jade Pharmaceutical Confidential Information constitute all of the assets and rights of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries necessary to conduct the business of Jade Pharmaceutical as currently conducted and to create, develop, market, distribute and license and sell the Jade Pharmaceutical Products. Seller and the Shareholders do not own any assets that are necessary for or are otherwise utilized in the conduct of the business of Jade Pharmaceutical or the creation, development, marketing, distribution and licensing and sale of the Jade Pharmaceutical Products.

3.16.2 Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries have good and marketable title to, or a valid and binding leasehold interest in, the Leased Real Property, Owned Personal Property and the Leased Personal Property, free and clear of all liens, claims and encumbrances including, without limitation, any that are a result of the operation of any employee benefit plan of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries or a result of the failure to pay any taxes owed by the Shareholders.

3.17	Employee Benefits.
	3.17.1	Schedule 3.17 sets forth a true and complete list of all the following:

3.17.1.1 Each material “employee benefit plan,” comparable to those as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), pursuant to which any of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries has:

(i) Any liability in respect of current or former employees, agents, directors or independent contractors of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary or any beneficiaries or dependents of any such persons; or

(ii) Any obligation to issue capital stock of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary (each, an “Employee Plan”); and

3.17.1.2 Each other material plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock related awards, profit sharing, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance, post-retirement, insurance, supplemental unemployment benefits, vacation benefits or annual or monthly leave, other forms of incentive compensation or other employee benefits, or compensation to or for any current or former employees, agents, directors or independent contractors or any beneficiaries or dependents of such person (other than directors’ and officers’ liability policies), whether or not insured or funded;

(i) Pursuant to which Jade Pharmaceutical or any of the Jade Pharmaceutical Subsidiaries has any liability in excess of $10,000; or

(ii) Constituting an employment or severance agreement with any employee, officer or director of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary (each, a “Benefit Arrangement”).

3.17.2 Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable laws and is fully funded.

3.17.3 Each of the Companies has performed and complied with all Benefit Arrangements in all respects.

3.17.4 Jade Pharmaceutical and/or the Jade Pharmaceutical Subsidiaries have furnished to the Buyer true and correct copies or descriptions of all such Employee Plans and Employment Arrangements.

3.17.5 There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to each of Jade Pharmaceutical’s, the Jade Pharmaceutical Subsidiaries’ and Seller’s knowledge, threatened, with respect to any Employee Plan or Benefit Arrangement.

3.17.6 Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or payment of, or materially increase the amount or value of, any payment or benefit to any employee, officer or director of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary, and no such payment or benefit will result in an “excess parachute payment” within the meaning of Code section 2806.

3.18 Environmental Matters.

3.18.1 Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries are in compliance with all laws and all rules and regulations of applicable governmental authorities governing or regulating release or discharge of hazardous materials into the environment, activities that might result in damage to, protection or improvement of the environment, natural resources, wildlife or public or employee health and safety in the jurisdictions in which Jade Pharmaceutical or any of the Jade Pharmaceutical Subsidiaries are located (“Environmental Laws”).

3.18.2 Jade Pharmaceutical and each of the Jade Pharmaceutical Subsidiaries possess and are in compliance with all permits required under any Environmental Laws to operate their businesses.

3.18.3 There has been no release or discharge of hazardous materials at any of the properties currently or formerly owned or operated by Jade Pharmaceutical or any of the Jade Pharmaceutical Subsidiaries (at the time such properties were owned or operated by them) or, to knowledge of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller and the Shareholders, a corporate predecessor in interest for which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries would be liable or at any disposal or treatment facility which received hazardous materials generated by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or any corporate predecessor in interest for which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries would be liable. Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries has received written notices, and none of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries, Seller nor any of the Shareholders has any knowledge of any claims under Environmental Laws against any facilities that may have received hazardous materials generated by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or any corporate predecessor in interest for which Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries would be liable.

3.19 Compliance with Laws.

Jade Pharmaceutical and each of the Jade Pharmaceutical Subsidiaries has complied and is in compliance with, and has filed with the proper governmental authorities all statements and reports required by, all federal, state or local laws, rules, regulations and orders which are applicable to or affect Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries, their businesses, operations or assets, or the distribution and sale of their products or services.

3.20 Labor and Employment Matters.

3.20.1 None of the Companies is a party to any collective bargaining agreements and there are no labor strikes or work stoppages, slowdown or other concerted action by employees of any of the Companies now pending or, to the knowledge of the Companies and the Shareholders, threatened against any of the Companies.

3.20.2 Schedule 3.20 is a true, accurate and complete list and description of each officer and employee being employed by any Companies as of the date hereof (“Companies’ Employees”).

3.20.3 Each of the Companies has complied with all applicable laws and government requirements relating to the employment or dismissal of the Companies’ Employees including, without limitation, those laws and requirements relating to wages, hours, employment or dismissal registration with relevant government authorities and collective bargaining.

3.20.4 Schedule 3.20 also lists all contracts of employment in written form with each of respective Companies’ Employees. All of such contracts of employment are valid, binding and enforceable as at the Closing date. All of Companies’ Employees had legally terminated their respective contracts of employment with their respective former employers. Each of the Companies has not incurred and will not be subject to any joint or several liabilities of any kind or character whatsoever as a result of employing each Companies’ Employees. There are no oral contracts of employment with any Companies Employees.

3.20.5 All contracts of employment to which either of the Companies is a party can be terminated by it without payment of compensation by not more than three months’ notice in the case of directors or by not more than one month notice or without compensation (other than severance pay required to be paid in accordance with the applicable PRC laws) in all other cases.

3.20.6 No employees or officers were loaned out to any of the Companies from third parties.

3.20.7 None of the Companies is under any obligation (whether actual or contingent and whether or not disputed by either of the Companies) to any former officer or employee of each of the Companies earning more than $1,000 per month whether for breach of any contract of employment, for compensation for wrongful dismissal or for unfair dismissal or for payment of any salaries, wages, pensions, allowance, gratuities, severance pay, long service payment, bonuses or otherwise howsoever or whatsoever and no tax, levy, contribution or payment in respect of any former officer or employee of any of the Companies earning more than $1,000 per month whether to any governmental authority, pension fund, scheme or trust or otherwise howsoever or whatsoever is outstanding or disputed.

3.20.8 There is no unfair labor practice complaint or claim of discrimination or sexual harassment has been brought during the last three years against any of the Companies before any government authority.

3.20.9 None of the Companies is involved in any industrial or trade dispute with any of its employees or any trade union or association.

3.20.10 None of the Companies has entered into any contract with any Companies’ Employees or former employee of any of the Companies which entitles any such person to a claim for or as a result of which such person will become eligible for any bonus, retirement, severance, job security or similar benefit as a result of the transactions contemplated by this Agreement.

3.20.11 None of the Companies has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired or former employees of any Companies.

3.20.12 None of the Companies is bound or accustomed to pay any moneys other than in respect of normal salary, remuneration or emoluments of employment to or for the benefit of its employees under the Employee Plans and the Benefit Arrangements.

3.20.13 None of the Companies has received any notice of resignation from any of the Companies’ Employees since the date hereof.

3.20.14 All medical insurance, work-related injury insurance, unemployment insurance, child-birth insurance, public accumulation funds for housing, retirement scheme, pension or other retirement or death, disability benefits that are required by laws in the PRC or elsewhere to be kept for any present or former officers or employees have been duly performed and complied with in all respects.

3.20.15 The Companies’ Employees constitute all of the manpower of the Companies necessary to conduct the business of the Companies as currently conducted and to create, develop, market, distribute and license and sell the Companies’ Products.

3.21 Absence of Certain Business Practices.

Neither Jade Pharmaceutical nor the Jade Pharmaceutical Subsidiaries and none of their officers, employees or agents, nor any other person acting on their behalf, has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of such company (or to assist it in connection with any actual or proposed transaction) which;

(i) Might subject Jade Pharmaceutical or either of the Jade Pharmaceutical Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding;

(ii) If not given in the past, could have had a Material Adverse Effect; or

(iii) If not continued in the future, could have a Material Adverse Effect or which could subject Jade Pharmaceutical or either of the Jade Pharmaceutical Subsidiaries to suit or penalty in a private or governmental litigation or proceeding.

3.22	Taxes.
	3.22.1	For purposes of this Agreement:

(i) “Tax” or “Taxes” means all income, profits, franchise, gross receipts, capital, sales, use, withholding, value added, ad valorem, transfer, employment, social security, disability, occupation, asset, property, severance, documentary, stamp, excise and other taxes, duties and similar governmental charges or assessments imposed by or on behalf of the Peoples Republic of China, or any state or local or other foreign, federal, state or local governmental authority and any interest, fines, penalties or additions relating to any such tax, duty, charge or assessment; and

(ii) “Tax Return” means any return, report, information statement, or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

3.22.2 All Tax Returns required to be filed on or before the Closing Date by or on behalf of, or in which is required to be reported the income or other items of, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries have been or will be filed within the time prescribed by law (including extensions of time permitted by law). Such Tax Returns are or will be accurate, correct, and complete in all material respects.

3.22.3 Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries have paid or will pay, on a timely basis, all Taxes of that are due on or before the Closing Date (including, but not limited to, Taxes shown to be due on the Tax Returns described in the preceding paragraph), except those Taxes that are being disputed in good faith.

3.22.4 There are no liens, claims or encumbrances of any kind whatsoever for Taxes, other than Taxes not yet due and payable, upon any of the properties or assets of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.

3.22.5 There are no pending audits, actions, proceedings, investigations, disputes or claims with respect to any Taxes payable by or asserted against Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries and, to the Shareholders’ or Jade Pharmaceutical’s and the Jade Pharmaceutical Subsidiaries’ knowledge, there is no basis on which any claim for additional Taxes due can be asserted with respect to Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries. Neither Jade Pharmaceutical nor any Jade Pharmaceutical Subsidiary has received notice from any taxing authority of its intent to examine or audit any of its Tax Returns.

3.22.6 Neither JJB nor YYB is, and neither has been, subject to tax or done business in any country other than the People’s Republic of China, and Jade Pharmaceutical has done no business since inception.

3.22.7 No agreements relating to allocation or sharing of, or liability or indemnification for, Taxes exist between Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries and any other person or entity.

3.22.8 All Taxes required to be withheld, collected or deposited by Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary (including, but not limited to, amounts required to be withheld, collected or deposited with respect to amounts paid or owing to any employee, creditor, independent contractor or other person) as of dates through and including the Closing Date have been timely withheld, collected or deposited and, to the extent required, have been timely paid to the relevant taxing authority. All persons characterized as independent contractors, and not as employees, were properly so characterized for all purposes under all applicable laws (including, without limitation), their characterization as independent contractors for income and employment tax withholdings and payments.

3.22.9 No claim has been made against Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary by any taxing authority in any jurisdiction where that company did not file payroll, unemployment, social security or social insurance, or similar Tax Returns or did not pay payroll, unemployment, social security or social insurance, or similar Taxes, to the effect that such company is or may be subject to payroll, unemployment, social security or social insurance, or similar Taxes by that jurisdiction.

3.22.10 There are no outstanding agreements or waivers that would extend the statutory period in which a taxing authority may assess or collect a Tax against Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary.

3.22.11 No closing agreements or settlement agreements pursuant to any provision of any tax law has been entered into with any taxing authority by or with respect to Jade Pharmaceutical or either of the Jade Pharmaceutical Subsidiaries which requires that company to include any item of income in, or exclude any item of deduction from, any Tax Return for any taxable period ending after the Closing Date.

3.23 Investment Representations of Seller and the Shareholders.

3.23.1 Each of Seller and the Shareholders who receive AMDL Common Stock or the Options under this Agreement (collectively, “Purchasers”) hereby acknowledges and understands that the shares of AMDL Common Stock to be received under this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any securities acts of any other state or country (“Other Acts”), that the shares of AMDL Common Stock to be received under this Agreement are being issued in reliance upon one or more exemptions from registration contained in the Securities Act and the Other Acts, and that Buyer’s reliance on such exemptions is based in part upon the representations made by the Purchasers in this Agreement.

3.23.2 Each of the Purchasers hereby represent to Buyer that such Purchaser is acquiring the shares of AMDL Common Stock to be received under this Agreement solely for Purchaser’s own account for investment and not with a view to, or for offer or sale in connection with, the unregistered “distribution” of all or any part of the shares of AMDL Common Stock to be received under this Agreement within the meaning of the Securities Act and that such Purchaser has no current intention to sell, convey, dispose, of or otherwise distribute any interest in or risk related to the shares of AMDL Common Stock to be received under this Agreement. Each of the Purchasers acknowledges and agrees that the issuance of the shares of AMDL Common Stock to be received under this Agreement has not been reviewed or approved by the SEC or any other governmental agency or department.

3.23.3 Each of the Purchasers is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for such shares, the availability of certain current public information about the issuer of such shares, the resale occurring not less than one (1) year after acquisition, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)). Each of the Purchasers hereby acknowledges that the provisions of Rule 144 are not now and may never be available for the public resale of the shares of AMDL Common Stock to be received under this Agreement and that such Purchaser has no right to have the shares of AMDL Common Stock to be received under this Agreement registered under the Securities Act to permit them to be resold.

3.23.4 Each of the Purchasers hereby represents to Buyer that such Purchaser is a resident of the country set forth on Schedule 3.3.1 and a non-U.S. person as defined in Regulation S. Each Purchaser represents that such Purchaser is able to bear the economic risk, including a total loss, of such Purchaser’s investment in the shares of AMDL Common Stock to be received under this Agreement. Each Purchaser understands and has fully considered for purposes of this investment the risks of this investment and that, because of the restrictions on transfer, it may not be possible to liquidate his investment in the case of emergency.

3.23.5 Each Purchaser acknowledges that such Purchaser had access to all information which such Purchaser considers necessary or advisable to enable such Purchaser to make an informed decision concerning the issuance of the shares of AMDL Common Stock to be received under this Agreement. Each Purchaser is receiving the shares of AMDL Common Stock to be received under this Agreement based solely on such Purchaser’s investigation of, and satisfaction with, Buyer’s current and anticipated financial condition and assets. Each Purchaser confirms that Purchaser and Purchaser’s representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Buyer concerning the business and prospects of Buyer and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense and without breach of confidentiality obligations, necessary to verify the accuracy of such information.

3.23.6 Each Purchaser understands that he must not, and agrees that such Purchaser will not, sell, transfer, assign, encumber or otherwise dispose of the shares of AMDL Common Stock to be received under this Agreement or any interest therein, unless prior thereto such Purchaser has delivered to Buyer, and Buyer has accepted as satisfactory, an opinion of experienced and competent counsel to the effect that such proposed sale, transfer, assignment, encumbrance or disposition will not constitute or result in any violation of the Securities Act and the Other Acts, or any other applicable statute relating to the disposition of securities.

3.23.7 Each Purchaser understands and agrees that there will be typed or otherwise printed on the certificates representing the shares of AMDL Common Stock to be received under this Agreement, and any other securities issued in respect of the shares of AMDL Common Stock to be received under this Agreement upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, a legend referring to the foregoing restriction upon disposition, such legend to be substantially in the following form (in addition to any other legends required by applicable law):

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY APPLICABLE STATE LAW, AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH DISPOSITION SHALL THEN BE IN EFFECT OR UNLESS THE PERSON REQUESTING THE TRANSFER OF SUCH SHARES SHALL FURNISH, WITH RESPECT TO SUCH TRANSFER, AN OPINION OF COUNSEL (BOTH COUNSEL AND OPINION TO BE SATISFACTORY TO THE CORPORATION) TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT, OR DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE ACT OR ANY APPLICABLE STATE LAW.”

3.23.8 Each Purchaser will at any time and from time to time, promptly execute and deliver all further amendments, modifications, agreements, instruments and documents and take all further action that Buyer may request in order to effect the agreements and acknowledgments set forth in this Section 3.23.

3.24 Books and Records.

The minute books and records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries contain a materially true, complete and correct record of all actions taken at all meetings and by all written consents in lieu of meetings of the Board of Directors, or any committees thereof, and stockholders of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries. The stock ledger and related stock transfer records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries contain a true, complete and correct record of the original issuance, transfer and other capitalization matters of the capital stock of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries. Neither Jade Pharmaceutical nor any of the Jade Pharmaceutical Subsidiaries has engaged in any transaction with respect to its business or operations, maintained any bank account therefor or used any funds of Jade Pharmaceutical nor any of the Jade Pharmaceutical Subsidiaries in the conduct thereof except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the business.

3.25 Other Information.

To the knowledge of the Shareholders, all information relating to the business, operations, assets and liabilities of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries and to the Jade Pharmaceutical Products has been disclosed to Buyer which would be material to any prospective third party purchaser thereof and which is known or would on reasonable investigation be known to Shareholders. In furtherance of the foregoing, and not in limitation thereof, none of the information furnished by Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries or the Shareholders to Buyer or its representatives in connection with the transactions contemplated hereby (including, without limitation, information contained in the Schedules and Exhibits hereto, the instruments referred to in such Schedules and the certificates and other documents being executed or delivered pursuant hereto by the Shareholders on the Closing Date), is false or misleading in any material respect, or contains any misstatement of material fact, or omits to state any material fact required to be stated in order to make the statements therein not misleading.

3.26 Disclosure.

The representations and warranties of the Shareholders do not contain any statement of a material fact that was untrue when made or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which such information was disclosed, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer hereby represents and warrants as follows:

4.1	Corporate Existence and Good Standing.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and to carry on its business as currently conducted.

4.2 Authorization; Validity of Agreement.

The execution, delivery and performance by Buyer of this Agreement and each of the other agreements and instruments contemplated hereby to which Buyer is a party have been duly authorized and approved by the Board of Directors of Buyer, and no further corporate action is necessary on the part of Buyer to fully authorize such execution, delivery and performance except the approval of the stockholders of Buyer required by Section 5.5 hereof. This Agreement and each of the other agreements and instruments contemplated hereby to which Buyer is or is contemplated to be a party have been or will have been duly executed and delivered by Buyer and are or will be the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.3 Capitalization of Buyer.

4.3.1 Upon approval by the stockholders and filing of the Amendment to Certificate, the authorized capital stock of Buyer will consist of 200,000,000 shares of AMDL Common Stock, par value $.001 per share, and 25,000,000 shares of Preferred Stock. As of May 10, 2006, 32,899,371 shares of AMDL Common Stock are issued and outstanding.

4.4 Subsidiaries and Investments.

4.4.1 Schedule 4.4 sets forth a true, complete and accurate list of the subsidiaries of Buyer (“Buyer Subsidiaries”). All of the outstanding shares of capital stock or other equity ownership interest in each Buyer Subsidiary are owned directly by Buyer or indirectly through other Buyer Subsidiaries.

4.4.2 Buyer does not own, directly or indirectly, any capital stock of or other equity interest in or have any other investment in or outstanding loans to any corporation, partnership or other entity or organization other than Buyer Subsidiaries, except that Buyer owns 20,000 shares of Wickliffe International Corporation as an investment.

4.5 Consents.

No consent, approval, waiver, or authorization is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer to or made by Buyer with, any governmental entity or agency or any other person in connection with the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby, except the requirement that Buyer amend its Certificate of Incorporation to increase the authorized shares of Common Stock sufficiently to be able to issue the shares of AMDL Common Stock under this Agreement to the Shareholders at the Closing pursuant to this Agreement.

4.6 No Conflict.

The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not:

4.6.1 Violate any provision of the Certificate of Incorporation or By-laws of Buyer; or

4.6.2 Conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, or a loss of any benefit to which Buyer is entitled under, or trigger any charge or payment or accelerate the maturity date or payment of any money, or result in the creation of any liens, claims or encumbrances upon or with respect to any of the assets of Buyer.

4.7 Purchase Consideration; Options.

When issued and delivered to Seller (or the Shareholders) at the Closing, the shares of AMDL Common Stock issued as Purchase Consideration will be duly and validly authorized, fully paid, and nonassessable. All required approvals to issue the Options will have been obtained by Buyer on or before the Closing Date.

4.8 Disclosure.

The periodic reports filed by Buyer under the Exchange Act do not contain any statement of a material fact that was untrue when made or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which such information was disclosed, not misleading.

5. COVENANTS OF PARTIES

5.1 Director Nominee.

5.1.1 Buyer agrees to nominate a designee of Seller [initially the designee is Minghui Jia (“Designee”) to the Board of Directors of Buyer, which Designee shall be appointed to the Board of Directors of Buyer, effective on approval of the stockholders as described in Section 5.7 below. Until such approval or termination of this Agreement, Designee shall be entitled to attend, as an observer, all meetings of the Board of Directors of Buyer. The Shareholders agree that such Designee shall be a resident of the United States and shall reside in the State of California. The Shareholders agree to provide all required biographical information on the Designee necessary to comply with the regulations under Section 14A of the Exchange Act for inclusion in the Proxy Statement to be filed by Buyer with respect to the transactions contemplated by this Agreement (the “Proxy Statement”).

5.1.2 Buyer further agrees to nominate a Designee of Seller in each of the succeeding three (3) calendar years following the Closing Date to serve as a director of Buyer; provided, however, the election of such Designee shall be determined by the vote of the stockholders of Buyer. Accordingly, Buyer can provide no guaranty that such Designee will be elected at the meetings of stockholders for which the Designee has been nominated to serve on Buyer’s Board of Directors.

5.1.3 Buyer further agrees to cause the Designee to be appointed to Buyer’s Executive Committee of the Board of Directors and to a newly established “Finance Committee” of the Board of Directors, which will enable the Designee to participate in the review and allocation of available funds for the various lines of businesses of Buyer.

5.2 Development of Business Plan.

Prior to the Closing, Buyer and Seller shall jointly prepare a business plan and capital budget for the period January 1, 2006 through December 31, 2007 (the “Business Plan”). When the Business Plan is completed, it shall be attached and incorporated as Exhibit 5.2 hereto. Buyer acknowledges that good faith efforts in implementation of the Business Plan are a material inducement for Seller to enter into this Agreement. Buyer agrees to devote its available financial resources after the Closing to implement the Business Plan. Buyer and Seller agree to cooperate to revise the Business Plan from time to time after the Closing to reflect changes in the business and financial condition of Buyer after the Closing.

5.3 Engagement of Auditors.

At the expense of Jade Pharmaceutical, YYB and/or JJB as the case may be, Jade Pharmaceutical, YYB and JJB agree to and shall engage Baker Tilly Hong Kong and Corbin & Company LLP (US) to perform audits or reviews on the financial statements of Jade Pharmaceutical, JJB and YYB as may be necessary to meet the filing requirements under the Exchange Act and the Securities Act for the transactions contemplated by this Agreement.

5.4	Registration Rights. 5.4.1	Definitions.

As used in this Section 5.4, the following terms shall have the following meanings:

5.4.1.1 Business Day: Any day during which the SEC is officially open for the conduct of its normal business.

5.4.1.2 Effectiveness Date: The earlier of (i) the ninetieth (90th) day following the Closing, before which the Company will use its commercially reasonable best efforts to cause the Registration Statement to become effective, and (ii) the date which is within five (5) Business Days after the date on which the SEC informs the Company in writing (a) that the SEC will not review the Registration Statement, or (b) that the Company may request the acceleration of the effectiveness of the Registration Statement; provided, however, the Effective Date shall be extended to a date ten (10) days after the “Adverse Condition” referred to in Section 6.1.9 below shall have been eliminated.

5.4.1.3 Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

5.4.1.4 Losses: See Section .5.4.5 hereof.

5.4.1.5 Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Securities Act Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

5.4.1.6 Registration Expenses: All reasonable expenses incurred by the Company in complying with Sections 5.4.3 and 5.4.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, accountants’ expenses (including, without limitation, any special audits or “comfort” letters incidental to or required by any such registration), any fees or disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions) and blue sky fees and expenses in all states reasonably designated by the holders of Registrable Securities.

5.4.1.7 Registrable Securities: The shares of AMDL Common Stock issued pursuant to Section 1.2 of this Agreement (collectively, the “Transaction Shares”) or the shares issuable on exercise of the Options (“Option Shares”), including all shares of AMDL Common Stock issued or issuable in respect of such Transaction Shares or Option Shares pursuant to any stock split, stock dividend, recapitalization, or similar event.

5.4.1.8 Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

5.4.1.9 Required Filing Date: The thirtieth (30th) day immediately following the Closing.

5.4.1.10 Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC (excluding Rule 144A).

5.4.1.11 SEC: The Securities and Exchange Commission.

5.4.1.12 Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

5.4.1.13 Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

5.4.2 Securities Subject to the Registration Rights. The securities entitled to the benefits of the Registration Rights set forth in this Section 6 are the Registrable Securities.

5.4.3 Registration Rights. The Company agrees that, on or before the Required Filing Date, the Company shall use its best efforts to prepare and file with the SEC a Registration Statement on Form S 3 for the Registrable Securities. The Company will use its best efforts to cause such registration statement to become effective as soon as practicable with respect to such Registrable Securities and in accordance with the registration procedures set forth in Section 5.4.4 hereof and to keep such Registration Statement effective until the earlier of (i) two years after the date of the Closing, (ii) the date on which the holders of Registrable Securities may sell all the Registrable Securities then held by them without restriction by the volume limitations of Rule 144(c) of the Securities Act, or (iii) such time as all Registrable Securities have been sold pursuant to the Registration Statement (the “Effectiveness Period”).

5.4.4 Expenses and Procedures.

5.4.4.1 Expenses of Registration. All Registration Expenses (exclusive of underwriting discounts and commissions) for the Registration Statement referred to in Section 6.3 shall be borne by the Company. Each holder of Registrable Securities shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to the sale of the Registrable Securities sold by such holder.

5.4.4.2 Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to Section 5.4.3 hereof, the Company will keep the holders of Registrable Securities advised as to the initiation of registration, qualification and compliance and as to the completion thereof. At its expense, the Company will furnish such number of Prospectuses and other documents incident thereto as the holders or underwriters from time to time may reasonably request.

5.4.4.3 Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information after receiving such request.

5.4.4.4 Delay or Suspension. Notwithstanding anything herein to the contrary, the Company may, at any time, suspend the effectiveness of any Registration Statement for such period, as appropriate (a “Suspension Period”), by giving notice to each holder of Registrable Securities to be included in the Registration Statement, if the Company shall have determined, after consultation with its counsel, that an Adverse Condition has occurred, or that the Company is required to disclose any material corporate development which the Company determines could reasonably be expected to have a material effect on the Company. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of a Suspension Period, such holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder (i) is advised in writing by the Company that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus. The Company shall prepare, file and furnish to each holder of Registrable Securities immediately upon the expiration of any Suspension Period, appropriate supplements or amendments, if applicable, to the Prospectus and appropriate documents, if applicable, incorporated by reference in the Registration Statement. The Company agrees to use its best efforts to cause any Suspension Period to be terminated as promptly as possible.

5.4.4.5 Notification of Material Events. The Company will, as expeditiously as possible, immediately notify each holder of Registrable Securities under a Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, as expeditiously as possible, amend or supplement such Prospectus to eliminate the untrue statement or the omission.

5.4.5 Indemnification.

5.4.5.1 Indemnification by Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, agents and employees, each person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents or employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, all reasonable attorneys’ fees) and expenses (collectively “Losses”), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any Prospectus) not misleading, except insofar as the same are based solely upon information furnished to the Company by such holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission made in any preliminary prospectus or Prospectus if (i) such holder failed to send or deliver a copy of the Prospectus or Prospectus supplement with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus or Prospectus supplement would have corrected such untrue statement or omission. If requested, the Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

5.4.5.2 Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Company in writing such information as the Company may reasonably request for use in connection with any Registration Statement or Prospectus. Such holder hereby agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, and its officers, directors, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents or employees of any such controlling person, from and against all losses, as incurred, arising out of or based upon any untrue statements or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any Prospectus) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such holder to the Company for use in such Registration Statement, Prospectus or preliminary prospectus. The Company shall be entitled to receive indemnities from accountants, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished by such persons specifically for inclusion in any Registration Statement, Prospectus or preliminary prospectus, provided, that the failure of the Company to obtain any such indemnity shall not relieve the Company of any of its obligations hereunder. Notwithstanding any provision of this Section 5.4.5 to the contrary, the liability of a holder of Registrable Securities under this Section 5.4.5 shall not exceed the purchase price received by such holder for the Registrable Securities sold pursuant to a Registration Statement or Prospectus.

5.4.5.3 Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any person entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall promptly notify the party from which such indemnity is sought (the “indemnifying party”) in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses incurred in connection with the defense thereof. All such fees and expenses (including any fees and expenses incurred in connection with investigation or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within 20 days of written notice thereof to the indemnifying party; provided, however, that if, in accordance with this Section 5.4.5, the indemnifying party is not liable to the indemnified party, such fees and expenses shall be returned promptly to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses, (b) the indemnifying party shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to the indemnified party in any such action, claim or proceeding, or (c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the opinion of counsel for such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the release of such indemnified party from all liability in respect to such claim or litigation without the written consent (which consent will not be unreasonably withheld) of the indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement without the written consent (which consent will not be unreasonably withheld) of the indemnifying party from which indemnify or contribution is sought.

5.4.5.4 Contribution. If the indemnification provided for in this Section 5.4.5 is unavailable to an indemnified party under Section 5.4.1 or 5.4.2 hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5.4.3, any legal or other fees or expenses reasonably incurred by such party in connection with any action, suit, claim, investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.4.6 Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 or Rule 144A. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether the Company has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6.6 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

5.4.7 Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such person (i) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

5.5 AMEX Approval.

Prior to the Closing, Buyer shall make all required filings with state regulatory authorities and AMEX and shall use all commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Transaction Shares of AMDL Common Stock will be lawfully issued to Seller and/or the Shareholders and the Option Shares, when issued, will be approved for listing on AMEX.

5.6 Filing of Amendment to Certificate of Incorporation.

On or prior to the Closing, Buyer shall file a Amendment to Certificate of Incorporation (“Amendment to Certificate”) with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit 5.6.

5.7 Stockholder Meeting; Proxy Statement.

5.7.1 Buyer shall take all action necessary in accordance with applicable law to call and convene a meeting of the stockholders (the “AMDL Stockholders’ Meeting”) to consider, act upon and vote upon the adoption and approval of this Agreement and the Amendment to Certificate. The AMDL Stockholder’s Meeting will be held as soon as practicable after approval of the Proxy Statement by the SEC. Buyer shall ensure that the AMDL Stockholders’ Meeting is called, held and duly conducted, and that all proxies solicited in connection with the AMDL Stockholders’ Meeting are solicited in compliance with the Exchange Act and applicable laws.

5.7.2 The Board of Directors of Buyer has unanimously recommended (and the Proxy Statement shall include a statement to the effect that the Board of Directors of Buyer has unanimously recommended) that the holders of AMDL Common Stock vote in favor of and adopt and approve this Agreement and the Amendment to Certificate, which unanimous recommendation shall not be withdrawn, amended or modified in a manner adverse to the Seller and the Shareholders. For purposes of this Agreement, it shall constitute a modification adverse to Seller and the Shareholders if such recommendation shall not longer be unanimous.

5.8 Information and Access.

During the period from the date hereof until the Closing, Jade Pharmaceutical shall afford and shall cause the independent auditors, counsel financial and other advisors and representatives of Buyer (collectively, “AMDL Representatives”) all reasonable access to the properties, books, records, financial and operating data and other information of Jade Pharmaceutical, YYB and JJB. In addition, Jade Pharmaceutical, YYB and JJB shall provide the AMDL Representatives with copies of all notices, reports or other documents filed or sent to any governmental authority by Jade Pharmaceutical, YYB or JJB in connection with the transactions contemplated by this Agreement.

5.9 Covenants Not to Compete.

5.9.1 Each of Seller and the Shareholders acknowledges and agrees that Seller and the Shareholders have been provided and possesses proprietary and confidential information about Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries businesses, the Jade Pharmaceutical Products and Jade Pharmaceutical Intellectual Property generally. Each Seller also acknowledges and agrees that, during his employment after the Closing by Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary, he will continue to be provided access to and will receive Confidential Information. Each Seller also acknowledges and agrees that his receipt and possession of the Confidential Information will enable him to injure Buyer, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries in the conduct of their businesses after the Closing, and to diminish or destroy the value of the investment by Buyer in Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries’ businesses thereby acquired and of the related goodwill of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, if the Seller should become involved in any business that markets pharmaceutical products that are competitive with the Jade Pharmaceutical Products after the sale of the Jade Pharmaceutical Share to Buyer. Finally, each Seller acknowledges and agrees that any such use of the Confidential Information of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries after the sale of the Jade Pharmaceutical Share to Buyer constitutes unfair competition by him.

5.9.2 For purpose hereof, the term “Confidential Information” means, without limitation, the Jade Pharmaceutical Confidential Information and any and all information developed for or by Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary and used by Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary in their respective businesses, and which is not readily available in the industry in which Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries are or may become engaged. Confidential Information includes but is not limited to all oral or written data, reports, records, information, or other material developed by or for or obtained from Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, such as:

(i) Terms and conditions of and methods of administering contracts;

(ii) Information concerning the creation, development, acquisition, utilization, marketing, sale and other disposition of the Jade Pharmaceutical Products and Jade Pharmaceutical’s Intellectual Property as well as other data, technology, inventory control techniques, products, processors, algorithms, unpatented designs, formulae, know-how, plans and methods;

(iii) Information about business forms and procedures;

(iv) Information about suppliers, vendors, licensors, customers, users, original equipment manufacturers, resellers, distributors and licensees;

(v) Plans for development of new products and services and expansion into new areas or markets;

(vi) Financial information;

(vii) Information regarding internal operations, pricing policies and methods; and

(viii) Any other trade secrets and proprietary information of any type owned by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries or provided to them by a third party, together with all written, graphic and other materials related to all or any part of the foregoing.

The term “Confidential Information does not include any information with is or becomes generally available to the public.

5.9.3 Each of Seller and the Shareholders hereby covenants and agrees with Buyer that, for a period ending the later of the fifth anniversary after the Closing Date or the second anniversary of any termination of employment by Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary of an employment agreement with such Shareholder, such Seller or such Shareholder, as the case may be, will maintain the confidentiality of all Confidential Information made available to or obtained by him and will not sell, use or disclose any of the Confidential Information to any other person or entity or for any purpose other than in carrying out his duties and responsibilities for and on behalf of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries as an employee of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries. To more particularly define the obligations of Seller and the Shareholders pursuant to the preceding sentence, each of Seller and the Shareholders hereby acknowledges and agrees, and covenants hereby, not to directly or “indirectly” (defined below), alone or with others (except as employees of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries):

(i) Develop, market, distribute, license or sell pharmaceutical products similar, identical or competitive with the Jade Pharmaceutical Products;

(ii) Solicit or attempt to induce any customer of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary, or of Buyer or any of its other subsidiaries that is using, distributing or otherwise marketing the Jade Pharmaceutical Products, to terminate its customer relationship with Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary, Buyer or any of its other subsidiaries, or to modify the terms and provisions of that relationship in any manner adverse to Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary, Buyer or any of its other subsidiaries, or to obtain from or contract with other persons for sale of pharmaceutical products competitive with the Jade Pharmaceutical Products; or

(iii) Solicit or attempt to induce any employee of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary to leave the employment by that company, or either directly or indirectly hire or assist any other person or entity in hiring any such employee either as an employee, agent, representative, consultant or similar capacity.

For purposes of this subsection 5.7.3, “indirectly” includes any of the proscribed activities that are undertaken by any business or entity in which a Seller either owns or possesses more than a 5% proprietary, stockholder, partnership or other interest in profits, losses or capital, or of which he is a creditor or a director, officer, or employee, or for which he acts as an agent or representative, or to which he provides consulting, professional, programming or advisory services.

5.9.4 The covenants set forth in clauses (i) and (ii) of the preceding section are limited to the PRC.

5.9.5 Each of Seller and the Shareholders acknowledges and agrees that the covenants set forth in this Section are entered into in connection with the acquisition of the Jade Pharmaceutical Share by Buyer and as a part of the transfer of the business and goodwill of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, and that the consideration received by Seller and the Shareholders from Buyer for the sale of the Jade Pharmaceutical Share to Buyer constitute good, valuable and full consideration for the covenants made by each of them in this Section.

5.9.6 Each of Seller and the Shareholders acknowledges and agrees that the covenants in this Section each constitutes a separate agreement independently supported by good and adequate consideration and that each such covenant shall be severable from the other provisions of this Agreement and from each other and shall survive this Agreement for the period of each such covenant. If any provision of the covenants in this Section is held to be illegal, invalid or unenforceable under any current or future law effective during the term of the covenants, such provision shall be fully severable and the remaining provisions of such covenants shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part thereof and, in lieu of such illegal, invalid or unenforceable provision, there shall be substituted and added automatically as a part of the covenants in this Section a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

5.9.7 Each of Seller and the Shareholders acknowledges and agrees that the ascertainment of damages in the event of his breach of the covenants in this Section are not determinable by the parties hereto and that, even if such damages are not determinable, any such damages are not less than the value of any Transaction Shares of AMDL Common Stock to be received under this Agreement that are forfeited by the Shareholders in the event of his breach of the covenants in this Section. Each of Seller and the Shareholders further acknowledges and agrees that a breach by Seller and/or the Shareholders of the covenants in this Section could not be adequately compensated with monetary damages and would irreparably injure Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries and Buyer. Accordingly, Seller and the Shareholders agree that temporary or permanent injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Section against Seller and the Shareholders without the necessity of proving actual damage. Seller and each of the Shareholders waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing contained herein shall limit the remedies, legal or equitable, otherwise available to Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries or Buyer, and all remedies of Jade Pharmaceutical, the Jade Pharmaceutical Subsidiaries and Buyer herein are in addition to any remedies available to them at law or otherwise. Each of Seller and the Shareholders further acknowledges and agrees that any allocation of the purchase price paid for the Jade Pharmaceutical Share to the covenants in this Section shall not be evidence of the damages that would be suffered by Buyer, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries as a result of any breach and shall not limit or otherwise be considered in determining any damages or other remedies to which Buyer, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries may be entitled at law or in equity for a breach by Seller or any Shareholder of the covenants in this Section.

5.10 Actions Pending Closing.

Prior to Closing, except as otherwise permitted or required by this Agreement or with the prior written consent of Buyer, Seller and the Shareholders shall cause each of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to:

(i) Operate its business only in the ordinary course and not introduce any new method of management or operation or incur any obligation or liability, absolute or contingent, other than those incurred in the ordinary course of the businesses consistent with past practices;

(ii) Use its best efforts, consistent with the manner in which the business is currently conducted, to preserve its assets and businesses intact, to retain its present customers and suppliers, and to cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions;

(iii) Not take any action that could have a Material Adverse Effect or take or fail to take any action that would cause or permit the representations made by Seller and the Shareholders in this Agreement to be inaccurate in any material respect at the time of Closing or preclude the Seller and the Shareholders from making such representations and warranties in all material respects at and as of the time of the Closing;

(iv) Not contract for or pay any single capital expenditure in excess of $10,000 or total capital expenditures in excess of $25,000;

(v) Not mortgage, pledge or subject any of its assets to any lien, lease, security interest or other charge or encumbrance;

(vi) Not acquire or dispose of any assets (including distributions to the Shareholders) or incur, assume or guarantee any indebtedness for borrowed money or any other liabilities or obligations to pay money, except in the ordinary course of business consistent with past practices;

(vii) Not write up, write down or write off the carrying value of any of its assets;

(viii) Not change its costing system or methods of accounting;

(ix) Not forgive, compromise, cancel, release, permit to lapse or waive any rights or claims;

(x) Not enter into, terminate or agree to any modifications or amendments to any Contract;

(xi) Not increase the wages, salary or compensation of, or grant any other benefit to any officer, employee or agent;

(xii) Not make any payments to any shareholders or other affiliates, or lend any money to any person or entity;

(xiii) Not form, or acquire or dispose of any equity interest in or security of any corporation, partnership, joint venture, or other entity;

(xiv) Not redeem, purchase, or otherwise acquire, or sell, grant, or otherwise dispose of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock of securities, or agree to change terms or conditions of any such capital stock, securities or rights;

(xv) Not declare, pay or set aside for payment any dividend or distribution with respect to its capital stock;

(xvi) Not enter into any employment, compensation or collective bargaining agreement with any person or group that is not terminable without cause on one month’s notice, or modify or amend the terms of any such existing agreement;

(xvii) Not enter into, adopt or amend any employee benefit plan; and

(xviii) Not enter into any other commitment or transaction that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that will affect or may affect materially and adversely the business, operations, assets, liabilities or condition (financial or otherwise) of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary.

5.11 Notice of Material Changes or Claims.

Prior to the Closing, the Shareholders shall promptly inform Buyer in writing of any change of which it becomes aware that could have a material adverse effect on the assets, liabilities, business, operations or condition (financial or otherwise) of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries, or on the Jade Pharmaceutical Intellectual Property, including the Jade Pharmaceutical Products.

5.12 No Negotiation with Others.

The Shareholders shall not, and shall cause Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries to not, seek or solicit indications of interest, or seek or solicit offer, or discuss, negotiate or enter into any agreements with any other person or entity with respect to the sale of any of the assets or capital stock of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries, or the merger or consolidation of Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries with any other person or entity.

5.13 Public Announcements.

Prior to the Closing each party agrees to use its best efforts to consult with the other before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated by this Agreement. The Shareholders agree that they shall not issue any such press release or make any such public statement prior to the receipt of Buyer’s approval in writing of such press release, or public statement. No approval by either party of any such press release or public statement shall be unreasonably withheld or delayed.

5.14 Cooperation in Obtaining Approval for DR-70®.

From and after the Closing, Buyer agrees to supply Seller with all information Seller reasonably requests and to use its best efforts to assist Seller and/or Seller’s agents in obtaining the approval from the SFDA (as defined in the Escrow Agreement) for the marketing and sale of DR-70® in the PRC; provided, however, in the event clinical trials are required, Buyer shall not be required to undertake any clinical studies. If such a request is received from the SFDA, Buyer and Seller shall meet and agree on a plan to meet the requests for clinical trial data to support the application for approval, but Seller understands that Buyer has limited resources and is not in a position to undertake any clinical trials without additional funding therefor.

6. TAX MATTERS.

6.1 This Section is intentionally omitted

6.2 Tax Returns and Payments.

6.2.1 Seller shall cause Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to prepare and timely file all required federal, state, local and foreign Tax Returns of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries for any period which ends on or before the Closing Date and for which Tax Returns are due to be filed on or prior to the Closing Date. Each of Buyer and Seller agree to provide such assistance in such Tax Return preparation as the other shall reasonably request and shall make available all records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries in his or its possession or assist Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries in obtaining or reconstructing any records required for that purpose, and otherwise to cooperate in all reasonable respects with each other and Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries in the preparation of all such Tax Returns. At least 30 days before the due date of any such Tax Return, Buyer and Seller shall cause Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to deliver a copy of such Tax Return to each of them for their review and approval (which will not be unreasonably withheld or delayed). Buyer shall cause Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to make any changes reasonably requested by the Seller if the requested change is consistent with the applicable Tax Laws and, if not made, would cause an increase in the federal, state, local or foreign income Taxes due by Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries for period ending on prior to the Closing Date. Final copies of all such Tax Returns shall be provided to both Buyer and Seller promptly after the filing of such Tax Returns. The parties agree that if Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries are permitted, but not required, under applicable tax laws to treat the Closing Date as the last day of a tax period, they will treat the tax period as ending on the Closing Date.

6.2.2 Buyer shall cause Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to prepare and file (which may be included if necessary or desirable in consolidated, combined or unified returns of Buyer or its other subsidiaries), all Tax Returns required to be filed by or on behalf of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries for taxable periods ending after the Closing Date. At least 30 days before the due date of any such Tax Return for a tax period of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries that includes (but does not end on) the Closing Date, Buyer shall deliver a copy of such Tax Return to Seller for Seller’s review and approval (which will not be unreasonably withheld or delayed). Buyer shall make any changes reasonably requested by Seller if the requested change is consistent with the applicable Tax laws and, if not made, would cause an increase in the federal, state, local or foreign income Taxes due by Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries for the portion of the tax period occurring prior to the Closing Date. Final copies of such Tax Returns shall be provided to Seller promptly after the filing of such Tax Returns.

6.2.3 Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries shall pay all Taxes shown to be due on the Tax Returns filed on or prior to the Closing Date, as provided in subsection (a) above, from its cash flow and other resources available to it on or prior to the Closing Date, and Buyer shall pay or cause Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to pay all Taxes shown to be due on the Tax Returns filed after the Closing Date, as provided in subsections (a) and (b) above. Notwithstanding the foregoing, if the federal, state, local and foreign income Taxes attributable to the operations of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries for tax periods ending on or prior to the Closing Date or portions of tax periods occurring prior to the Closing Date exceed the amount thereof accrued on the books and records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries as of the Closing Date, Seller and/or the Shareholders shall reimburse the amount of such Taxes to Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries (or Buyer, after the Closing Date). For purposes of the preceding sentence:

(i) Taxes for a tax period that includes (but does not end on) the Closing Date that are allocable to the portion of the tax period occurring on or prior to the Closing Date shall be determined on the basis of an interim closing of the books as of the close of business on the Closing Date as if such period consisted of one taxable period ending on the Closing Date followed by a taxable period beginning on the day following the Closing Date, or under such other reasonable method as the parties may agree; and

(ii) Exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a daily basis.

6.3 Refunds.

Any refunds or credits of federal, state, local and foreign Taxes (including any interest thereon) received by or credited to Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries attributable to periods ending on or prior to the Closing Date or after the Closing Date shall be for the benefit of the Buyer.

6.4 Cooperation.

Seller and the Shareholders, Buyer, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries will provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Buyer, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries for the Tax period first ending after the Closing Date and (to the extent they were part of the records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries at the Closing Date) for all prior Tax periods until the later of:

(i) The expiration of the statute of limitations of the Tax periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by another party in writing of such extensions for the respective Tax periods; or

(ii) Six years following the due date (without extension) for such Tax Returns.

Any information obtained under this Section shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding. Notwithstanding any other provisions hereof, each party shall bear its own expenses in complying with the foregoing provisions.

7. CONDITIONS PRECEDENT TO OBLIGATIONS.

7.1 Conditions Precedent to Buyer’s Obligations.

Except as may be waived in writing by Buyer, the obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

7.1.1 Representations and Warranties. The representations and warranties of Seller and the Shareholders contained herein and in each of the agreements, documents and instruments executed pursuant hereto or thereto shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date, with the same force and effect as if such representations and warranties had been made at and as of the Closing Date.

7.1.2 Performance. Seller and the Shareholders shall have performed and complied in all material respects with all covenants or conditions required by this Agreement or any of the agreements, documents or instruments executed pursuant hereto or thereto to be performed and complied with by any of them at or prior to the Closing.

7.1.3 No Action. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or which would impose any material limitation on the ability of Buyer effectively to exercise full rights of ownership of the Jade Pharmaceutical Share after the Closing Date or that would impose any material limitation on the ability of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to operate their respective businesses after the Closing Date.

7.1.4 No Material Adverse Change. No Material Adverse Change shall have occurred with respect to Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries since the date of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries’ Latest Balance Sheet.

7.1.5 Filings. Seller and the Shareholders, Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries shall have made all required filings and obtained all the consents and approvals of governmental authorities and of third parties necessary to consummate the transactions contemplated by this Agreement, and any required waiting periods shall have expired.

7.1.6 Due Diligence Review. Buyer shall have completed and been satisfied with the results of its review of the Schedules to this Agreement, and of its review and investigation of the assets, liabilities, business, operations, condition (financial or otherwise), books and records of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries, the scope of such review and such satisfaction to be determined in the sole discretion of Buyer.

7.1.7 Releases. Seller and the Shareholders have delivered to Buyer Seller’s and the Shareholders’ Releases.

7.1.8 Counsel Opinion. Buyer shall have received an opinion of counsel satisfactory to it containing the matters set forth on Exhibit 2.3.10.

7.1.9 Stockholder Approval. The Agreement and the transactions contemplated thereby shall have been adopted and approved by the stockholders of Buyer, and the Amendment to Certificate shall have been adopted and approved by the stockholders of Buyer.

7.1.10 Listing on AMEX. The shares of Common Stock to be issued to the Shareholders pursuant to the Agreement shall have been approved for listing on AMEX upon official notice of issuance thereof.

7.1.11 Fairness Opinion. Buyer’s Board of Directors shall have received from Amaroq Capital, or another independent investment banking firm, an opinion dated within three (3) days prior to the first preliminary filing with the SEC of the Proxy Statement as to the fairness of the Agreement to Buyer stockholders from a financial point of view, which opinion shall be updated on or before the Closing in form satisfactory to Buyer.

7.1.12 Auditor’s Letter. Buyer shall have received from Corbin & Company LLP, a letter dated as of the Closing for effect that (A) in their opinion the consolidated financial statements of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries examined by them and covered by their report included in the Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the applicable published rules and regulations of the SEC thereunder relating thereto; and (B) during the period from the date of the financial statements included in the Proxy Statement to a date not more than five (5) business days prior to the Closing there was no decrease in consolidated net revenue or consolidated net income of Jade Pharmaceutical, YYB or JJB as compared to the corresponding period in the preceding year, except as disclosed in the Proxy Statement.

7.2 Conditions Precedent to the Shareholders’ Obligations.

Except as may be waived in writing by the Shareholders, the obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

7.2.1 Representations and Warranties. The representations and warranties of Buyer contained herein and in each of the agreements, documents and instruments executed pursuant hereto or thereto shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date, with the same force and effect as if such representations and warranties had been made at and as of the Closing Date.

7.2.2 Performance. Buyer shall have performed and complied in all material respects with all covenants or conditions required by this Agreement or any of the agreements, documents or instruments executed pursuant hereto or thereto to be performed and complied with by Buyer at or prior to the Closing.

7.2.3 No Action. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

7.2.4 No Material Adverse Change. No material, adverse change shall have occurred with respect to the business, operations or financial condition of Buyer since the date of Buyer’s latest balance sheet.

7.2.5 Filings. Buyer, Jade Pharmaceutical, YYB and/or JJB shall have made all required filings and obtained all the consents and approvals of governmental authorities and of third parties necessary to transfer the licenses and permits held by Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries and/or to consummate the transactions contemplated by this Agreement, and any required waiting periods shall have expired.

7.2.6 Employee Arrangements. Buyer will offer employment to the key management persons (“Key Employees”) listed on Schedule 7.2.6, on terms determined by Buyer and agreed to by such employee. The terms of such employment shall be described in letters to each of the Key Employees which letters shall be effective as of the Closing. All other non-management employees of Jade Pharmaceutical, YYB and JJB shall be retained in their current position after the Closing on terms no less favorable than their current employment; provided, however, that no such employee shall have the continued right to employment for any definitive term, nor shall this Section interfere with or limit Buyer’s right to discharge or terminate any employee of Jade Pharmaceutical or any Jade Pharmaceutical Subsidiary employee at anytime.

7.2.7 Due Diligence Review. Seller shall have completed and been satisfied with the results of its review of the Schedules to this Agreement, and of its review and investigation of the assets, liabilities, business, operations, condition (financial or otherwise), books and records of Buyer, the scope of such review and such satisfaction to be determined in the sole discretion of Seller.

8. INDEMNIFICATION.

8.1 Indemnification by the Shareholders.

Subject to the further provisions of this Article 8, the Shareholders will, jointly and severally, indemnify, defend and hold harmless Buyer and its directors, officers, shareholders, partners, attorneys, accountants, agents and employees, and their heirs, successors and assigns (collectively, the “Buyer Indemnified Parties”), from, against and in respect of any and all Losses (as hereinafter defined) which arise or result from or relate to:

8.1.1 Any facts or circumstances in existence or occurring on or prior to the Closing Date that constitute a breach of a representation or warranty of the Shareholders contained in this Agreement;

8.1.2 The breach of or failure by Seller and the Shareholders, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries to perform any of the covenants, agreements or other obligations of Seller and the Shareholders, Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries contained in this Agreement;

8.1.3 As of the date of this Agreement or as of the Closing Date, any Jade Pharmaceutical Intellectual Property, including the Jade Pharmaceutical Products (or component thereof or process for making such product), created, developed, marketed, manufactured, licensed or sold by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries infringes on or otherwise violates the Intellectual Property rights of any other person or entity; and

8.1.4 Any fact, occurrence, event or transaction arising out of or relating to Jade Pharmaceutical’s or the Jade Pharmaceutical Subsidiaries’ operations on or prior to the date of this Agreement, or Seller and/or the Shareholders’ ownership of the Jade Pharmaceutical Share on or prior to the Closing Date, other than the obligation of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries to pay the liabilities, obligations and expenses reflected in Latest Balance Sheet or incurred in the ordinary course of business thereafter and prior to the Closing Date.

8.2 Indemnification by Buyer.

Subject to the further provisions of this Article 8, Buyer will indemnify, defend and hold harmless Seller and Seller’s attorneys, accountants and agents, and Seller’s heirs, successors and assigns (collectively, the “Seller’s Indemnified Parties”), from, against and in respect of any and all Losses (as hereinafter defined) which arise or result from or relate to:

8.2.1 Any facts or circumstances in existence or occurring on or prior to the date of this Agreement that constitute a breach of a representation or warranty of Buyer contained in this Agreement; and

8.2.2 The breach of or failure by Buyer to perform any of its covenants, agreements or other obligations contained in this Agreement.

8.3 Indemnification Procedure.

8.3.1 Upon obtaining knowledge of any facts or circumstances that would give rise to a claim for indemnification by one party against the other party to this Agreement, including any claim or proceeding by a third party that may form the basis for an indemnification obligation under this Agreement, the party entitled to indemnification hereunder (the “Indemnified Party”) shall notify the other party (the “Indemnifying Party”) in writing of such claim (such written notice being hereinafter referred to as a “Notice of Claim”). A Notice of Claim shall specify in reasonable detail the nature and any particulars of any such claim giving rise to a right of indemnification. The parties shall use their commercially reasonable efforts for a period of thirty (30) days to resolve any disputes with respect to the obligation to indemnify pursuant to this Agreement, after which time period the provisions regarding arbitration set forth in Section 8.4 below shall govern the resolution of such dispute. Nothing contained herein shall limit any other remedies the parties may have available to them under any other agreements between or among them with respect to the subject matter of any provision of this Agreement or of any of the agreements, as actually executed and delivered at Closing, set forth as an Exhibit hereto.

8.3.2 With regard to claims or proceedings by third parties that form the basis for a Notice of Claim hereunder, the Indemnifying Party shall have the right (but not the obligation), exercisable by written notice to the Indemnified Party within fifteen (15) days following receipt of the Notice of Claim, to assume, at its own expense, defense and control settlement of such third party claim. If the Indemnifying Party has assumed the defense of such third party claim, the Indemnified Party shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof through counsel of its own choice and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims it or any Indemnifying Party may have. So long as the Indemnifying Party is defending in good faith any such claim, the Indemnified Party shall at all times cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnifying Party in connection with the defense of such claim. If the Indemnifying Party fails to timely defend, contest or otherwise protect against any such claim, the Indemnified Party shall have the right, but not the obligation, to defend, contest, assert cross claims or counterclaims, or otherwise protect against any such claim and may make any compromise or settlement thereof and recover and be indemnified for the entire cost thereof from the Indemnifying Party, including, without limitation, reasonable attorneys’ fees, disbursements, and all amounts paid as a result of such claim or any compromise or settlement thereof.

8.4 Arbitration.

8.4.1 If the parties are unable to resolve any dispute, claim or controversy relating in any way to the claim for indemnification covered by a Notice of Claim (a “Dispute”) for a period of thirty (30) days after the Notice of Claim is delivered, the parties agree that the Dispute shall be settled by arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association (“Rules”) conducted in Orange County, California by a three member arbitration panel with experience with international business operations and transactions. Judgment upon the award may be entered in any court of competent jurisdiction.

8.4.2 Notwithstanding the foregoing or the then-current specified Rules, the following shall apply with respect to the arbitration proceeding:

(i) All forms of discovery shall be permitted, including depositions, written interrogatories and requests for admissions;

(ii) The arbitration panel shall be required to prepare written findings of fact; and

(iii) The arbitration panel may grant any relief or remedy which the arbitrator deems just and equitable provided such relief and remedy is consistent with the terms of this Agreement.

8.4.3 Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrator(s). Nothing contained in this Section shall limit any rights or remedies of Buyer for a breach by the Shareholders of their covenant not to disclose Confidential Information or otherwise engage in competition set forth in Section 5.5.

8.5 Certain Limitations on Indemnification.

8.5.1 The Buyer Indemnified Parties may not make a claim for indemnification by Seller or the Shareholders pursuant to Section 8.1 unless the aggregate amount of all Losses by the Buyer Indemnified Parties with respect to all claims pursuant to Section 8.1 exceeds $100,000, and then only for the amount of the aggregate Losses which shall exceed $100,000. The aggregate liability of Seller and the Shareholders for indemnification of the Buyer Indemnified Parties under this Section 8 shall not exceed the sum of $2,500,000.

8.5.2 The Seller’s Indemnified Parties may not make a claim for indemnification by Buyer pursuant to Section 8.2 unless the aggregate amount of all Losses by the Seller’s Indemnified Parties with respect to all claims pursuant to Section 8.2 exceeds $100,000, and then only for the amount of the aggregate Losses which shall exceed $100,000. The aggregate liability of Buyer for indemnification of the Seller’s Indemnified Parties under this Section 8 shall not exceed the sum of $2,500,000.

8.6 Definition of Loss.

For purposes of this Section 8, “Loss” or “Losses” shall mean the damages, losses or liabilities sustained by an indemnified party with respect to a claim, or which it is required to pay or incur to a third party claimant by reason of a settlement or judgment in respect of a claim, and includes reasonable attorneys’ fees, witness fees and other costs incurred by the indemnified party in the ordinary course of reasonably investigating, defending or resolving the claim. The amount of the Loss shall be calculated as the damages, losses, liabilities and expenses suffered or paid by the indemnified party and shall be reduced by the amount of any insurance proceeds received by the indemnified party with respect to the claim and any tax savings or benefits realized by the indemnified party and attributable to the claim. Unless the same is part of a damage award or judgment in favor of a third party for which the indemnified party is seeking recovery, no indemnified party shall be entitled to recover, and the terms Loss or Losses shall not include, any consequential damages, exemplary or punitive damages, or any damages to the extent they result from the use of a multiplier or a capitalization rate. The Shareholders shall not be obligated or liable for any Taxes or Tax-related indemnities, obligations or liabilities if and to the extent arising from any Tax determinations, allocations or positions of Buyer or Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries after the Closing that are different from those of Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries prior to the Closing. Indemnification claims of Buyer Indemnified Parties shall be reduced by and to the extent that an indemnified party shall have received proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim.

8.7 Survival of Representations and Warranties and Indemnity Obligations.

The representations and warranties of the parties contained in this Agreement shall survive for a period of two (2) years after the Closing Date, except that the representations and warranties set forth in Section 3.14, and Section 3.23 shall survive for a period of three (3) years after the Closing Date and the representations and warranties set forth in Section 3.3 and Section 3.7 shall survive for the statute of limitations period applicable to third party claimants.

8.8 Liquidated Damages.

Seller and the Shareholders, Jade Pharmaceutical, YYB and JJB agree that Buyer will be damaged and the damages of Buyer will be difficult to determine upon any of the following events:

(i) Jade Pharmaceutical, YYB, JJB and/or Seller enters into any agreement or plan of acquisition, merger, consolidation, reorganization, exchange, recapitalization or other similar agreement or plan, including a letter of intent or agreement in principle, other than with Buyer prior to Closing; or

(ii) Jade Pharmaceutical, YYB and/or JJB adopts a plan of liquidation or distribution to its stockholders of more than five percent (5%) of its assets; or

(iii) Jade Pharmaceutical, YYB and/or JJB enter into one or more agreements or plans which individually or in the aggregate would result in that sale of more than 10% of Jade Pharmaceutical’s, YYB’s or JJB’s assets or the sale of more than 10% of the capital stock of Jade Pharmaceutical, YYB or JJB.

[Each of (i), (ii) and (iii) are hereinafter referred to as a Triggering Event] prior to the earlier occurrence of (i) the termination of this Agreement by mutual consent of Buyer, Seller and the Shareholders, or (ii) September 30, 2006 (the “Termination Date”)].

As a result of the difficulty of determining damages if a “Triggering Event” shall occur and in lieu of any payment by Seller, Jade Pharmaceutical, YYB, JJB and the Shareholders of Buyer’s expenses and as compensation for loss of Buyer’s rights hereunder, Seller, Jade Pharmaceutical, YYB, JJB and the Shareholders shall jointly and severally be obligated to pay to Buyer, the sum of Five Hundred Thousand Dollars ($500,000) (the “Damages”), plus interest on the Damages at the prime rate of Citibank, N.A., as recommended from time to time on any unpaid amount of Damages from the date of the Triggering Event until the date actually paid.

9. MISCELLANEOUS.

9.1 Expenses.

All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby will be borne by the party incurring such expenses. Any attorneys’, accountants’, financial advisory, broker’s or finder’s fees shall be paid by the party contracting for the same. At the Closing, Seller will reimburse Jade Pharmaceutical and the Jade Pharmaceutical Subsidiaries any such fees and costs incurred by them that were theretofore paid by Jade Pharmaceutical or the Jade Pharmaceutical Subsidiaries.

9.2 Notices.

All notices or other communications given hereunder will be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopy, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

If to Seller or the	Shareholders, to:	c/o Jade Capital Group Limited

Room 1502, 15 F Wing on House

Central Hong Kong

Attention: Fang Zheng, President

Telecopy: 86-75583565077

E-mail: kangdachina@yahoo.com

With a copy to:		Fulbright & Jaworski
555 South Flower Street, 41st Floor
Los Angeles, California 90071
Attention: Tim Bruinsma, Esquire
Telecopy: (213) 680-4518
E-mail: tbruinsma@fulbright.com

If to Buyer, to:		2492 Walnut Avenue, Suite 100
Tustin, California 92780
Attention: Gary L. Dreher, CEO
Telecopy: (714) 505-4464
Email: gdreher@amdl.com
With a copy to:		Preston Gates & Ellis LLP
1900 Main Street, Suite 600
Irvine, California 92612
Attention: Daniel K. Donahue, Esquire
Telecopy: (949) 623-4452
E-mail: ddonahue@prestongates.com
9.3	Amendment; Waiver.

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer, Seller and the Shareholders, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and, except as otherwise expressly provided herein, not exclusive of any rights or remedies provided by law.

9.4 Successors.

This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the parties hereto and their respective successors, heirs and assigns.

9.5 Entire Agreement.

This Agreement and the Exhibits and Schedules hereto constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersedes all prior representations, endorsements, premises, agreements, memoranda, communications, negotiations, discussions, understandings, and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof.

9.6 Governing Law.

This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Delaware.

9.7 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8 Headings.

The headings of the sections and subsections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

9.9 Termination of Agreement.

The parties may not terminate this Agreement prior to the Closing except as provided below:

9.9.1 The parties may terminate this Agreement by mutual written consent;

9.9.2 Buyer may terminate this Agreement by giving written notice to Seller and the Shareholders in the event Seller and the Shareholders are in breach of any their representations, warranties or covenants made herein and such breach (A) individually or in combination with any other such breach, would cause the conditions set forth in Section 8.1 not to be satisfied and (B) is not cured within 20 days following delivery by Buyer to Seller and the Shareholders of written notice of such breach;

9.9.3 Seller and the Shareholders may terminate this Agreement by giving written notice to Buyer in the event Buyer is in breach of any its representations, warranties or covenants made herein and such breach (A) individually or in combination with any other such breach, would cause the conditions set forth in Section 8.2 not to be satisfied and (B) is not cured within 20 days following delivery by Seller and the Shareholders to Buyer of written notice of such breach;

9.9.4 Buyer may terminate this Agreement by giving written notice to Seller and the Shareholders if (A) Buyer has, on or prior to September 30, 2006, tendered (or attempted to tender) delivery to Seller and the Shareholders of the deliverables described in Section 2.4 hereof and (B) Seller and the Shareholders refuse to consummate the transactions contemplated hereby on or before September 30, 2006 for any reason other than the failure of satisfaction of the conditions to its obligations to close hereunder set forth in Section 8; or

9.9.5 Seller and the Shareholders may terminate this Agreement by giving written notice to Buyer if (A) Seller and the Shareholders have, on or prior to September 30, 2006, tendered (or attempted to tender) delivery to Buyer of the deliverables described in Section 2.3 hereof and (B) Buyer refuses to consummate the transactions contemplated hereby on or before September 30, 2006 for any reason other than the failure of satisfaction of the conditions to its obligations to close hereunder set forth in Section 8.

If any party terminates this Agreement pursuant to this Section, all obligations of the parties hereunder (except for those set forth in Section 5.10, Section 9.1, Section 9.6 and this Section) shall terminate without any liability of any party to any other party, except that each party shall remain responsible for and liable for breaches of this Agreement, including a wrongful failure to consummate the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

“BUYER”

AMDL, INC., a Delaware corporation

By: /s/ Gary L. Dreher
Gary L. Dreher, President

“SELLER”

JADE CAPITAL GROUP LIMITED, a British Virgin Islands

corporation

By: /s/ Fang Zheng
Fang Zheng, President

“SHAREHOLDERS”

PEARL KING GLOBAL LIMITED

By: /s/ Jia Ming Hui
Jia Ming Hui, Director

By: /s/ Fang Zheng
Fang Zheng, Director

HOMING NOMINEES LIMITED

By: BENEFIT CAPITAL LIMITED

By: /s/ Xiao Huhe

Xiao Huhe, Authorized Signator

ESCROW AGREEMENT

This Escrow Agreement (“Agreement”) is made and entered into as of      , 2006, by and among AMDL, Inc., a Delaware corporation(“Buyer”), Jade Capital Group Limited, a British Virgin Islands corporation (“Jade Capital”), and      ,      ,      and      ,      ,      and      (collectively “Shareholders”) and      (in its capacity as Escrow Holder hereunder, the “Escrow Holder”).

RECITALS

This Agreement is being entered into in reference to the following facts:

(a) The Buyer and Shareholders have entered into a Stock Purchase and Sale Agreement (the “Purchase Agreement”), dated as of May      , 2006. Capitalized terms used in this Agreement without definition, have the meaning assigned to those terms in the Purchase Agreement.

(b) The terms of the Purchase Agreement provide that five hundred thousand (500,000) shares of AMDL, Inc. Common Stock (the “Escrow Shares”) are to be deposited by Buyer into an escrow account at the Closing, to be held by the Escrow Holder for disbursement in accordance with the terms of an escrow agreement, if Jade Capital is successful in obtaining the required approvals to market and sell DR-70® in the People’s Republic of China.

(c) This Agreement constitutes the Escrow Agreement referred to in the Purchase Agreement pursuant to which the Escrow Holder shall receive and disburse the Escrow Shares.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows.

ARTICLE 1 – ESCROW DEPOSIT

1.1 Appointment of Escrow Holder. The Escrow Holder agrees to act as Escrow Holder for the Escrow Shares in accordance with the terms hereof.

1.2 Escrow Account. Immediately following the Escrow Holder’s execution of this Agreement, the Escrow Holder shall establish an account designated by the Escrow Holder (the “Escrow Account”) for the purpose of receiving and holding the Escrow Shares.

1.3 Escrow Deposit.

(a) In accordance with the terms of the Purchase Agreement, on the Closing Date the Buyer shall remit to the Escrow Holder the Escrow Shares.

(b) The Escrow Holder shall deposit and hold the Escrow Shares in the Escrow Account at all times until such Escrow Shares are disbursed therefrom in accordance with the terms hereof.

(c) All Escrow Shares shall be deposited with an Assignment Separate From Certificate, endorsed in blank by all Sellers, medallion guaranteed.

ARTICLE 2 – THE ESCROW

The Escrow Holder shall disburse the Escrow Shares in accordance with the following procedures:

(a) If, within one (1) year from and after the closing of the Purchase Agreement, Jade Capital and/or the Shareholders shall have demonstrated that People’s Republic of China State Federal Drug Agency or other appropriate agency (“SFDA”) has issued a permit or the equivalent regulatory approval for Buyer to sell and distribute DR-70® in the People’s Republic of China without qualification (the “Approval to Market DR-70®”), in form and substance satisfactory to Buyer, then the Escrow Holder shall promptly disburse the Escrow Shares to Jade Capital and/or Shareholders, in such proportions as Jade Capital shall instruct.

(b) If Jade Capital has not notified Escrow Holder that the SFDA has issued the Approval to Market DR-70® before a date one year after the closing of the Purchase Agreement, or if Buyer disputes that the purported approval is satisfactory, the Escrow Shares shall be delivered by Escrow Holder to Buyer for cancellation.

ARTICLE 3 – ESCROW PROCEDURES

3.1 Accounts and Records. The Escrow Holder shall keep accurate books and records of all transactions hereunder.

3.2 Duties. The Escrow Holder’s duties and obligations hereunder shall be determined solely by the express provisions of this Agreement. The Escrow Holder’s duties and obligations are purely ministerial in nature, and nothing in this Agreement shall be construed to give rise to any fiduciary obligations of the Escrow Holder with respect to the Buyer, Jade Capital or Shareholders. The Escrow Holder is not charged with any duties or responsibilities with respect to the Purchase Agreement and shall not be concerned with the terms thereof.

3.3 Disputes. In the event of any disagreement or the presentation of any adverse claim or demand in connection with the disbursement of Escrow Shares, except as otherwise provided herein, then the Escrow Holder may, at its option, after providing written notice to the Buyer and the Shareholders of such disagreement or adverse claim or demand, refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing, the Escrow Holder shall not become liable to the undersigned or to any other person, due to its failure to comply with such adverse claim or demand. In the event that the Buyer and/or the Shareholders, as appropriate do not provide satisfactory assurances to the Escrow Holder that it may act in accordance with the other provisions of this Agreement, the Escrow Holder shall be entitled to continue, without liability, to refrain and refuse to act until:

(a) authorized to disburse Escrow Shares by an order from a court purporting to have jurisdiction of the parties and the Escrow Shares, after which time the Escrow Holder shall be entitled to act in conformity with such order; or

(b) the Escrow Holder (i) shall have been notified that all differences shall have been adjusted by agreement, and (ii) shall have been directed in writing to take certain actions with respect to the Escrow Shares subject to the adverse claim or demand, signed jointly or in counterpart by the Shareholders and/or the Buyer and by all persons making adverse claims or demands, at which time the Escrow Holder shall be protected in acting in compliance therewith.

At any time prior to the Escrow Holder’s receipt of a court order or a notice, as provided in clauses “(a)” or “(b)” of this Section 3.3, the Escrow Holder may, but is not required to, file a suit in interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court adverse claims or demands raised pursuant to this Section 3.3. In the event such interpleader suit is brought, the Escrow Holder shall ipso facto be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it in relation to the disputed amount. The Buyer, Jade Capital and the Shareholders, shall jointly and severally reimburse the Escrow Holder for all costs, expenses, and reasonable attorney’s fees expended or incurred by the Escrow Holder in connection with such adverse claim or demand, the amount thereof to be fixed and judgment thereof to be rendered by the court in such lawsuit.

3.4 Liability Limited. The Escrow Holder shall not be liable to anyone whatsoever by any reason of error of judgment or for any act done or step taken or omitted by them in good faith or for any mistake of fact or law or for anything which they may do or refrain from doing in connection herewith unless caused by or arising out of their own gross negligence or willful misconduct. In no event shall the Escrow Holder be liable for any indirect, special, consequential damages, or punitive damages.

3.5 Reliance on Documents, Etc. The Escrow Holder shall be entitled to rely on and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing or pursuant to any provisions of this Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper, or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper party or parties. The Shareholders and the Buyer shall not include the Escrow Holder’s name in any document unless such document has been approved in writing by the Escrow Holder, except with regard to those documents pertaining to and referring to Escrow Holder’s functions as Escrow Holder pursuant to this Agreement.

3.6 Indemnification. The Buyer, Jade Capital and the Shareholders shall jointly and severally indemnify, defend, and hold harmless the Escrow Holder from and against all losses, damages, costs, charges, payments, liabilities, and expenses, including all costs of litigation, investigation and reasonable legal fees incurred by the Escrow Holder and arising directly or indirectly out of its role of as Escrow Holder pursuant to this Agreement, except as caused by its willful misconduct or gross negligence. The Escrow Holder may consult with counsel of its choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The provisions of this Section 3.6 shall survive the termination of this Agreement.

3.7 Compensation. The Buyer shall pay the Escrow Holder, as compensation for its services hereunder a $5,000 non-refundable fee, payable upon the Escrow Holder’s execution of this Agreement. The parties hereto shall pay the Escrow Holder all costs incurred to obtain records from public records needed to fully affect the escrow (e.g. copy of articles of incorporation) that have been requested by the Escrow Holder and not submitted by the parties within ten (10) business days from the execution of the request. Upon demand, the Buyer and the Shareholders will pay or reimburse the Escrow Holder for all usual and customary charges assessed in connection with the operation of the Escrow Account and all expenses, disbursements and advances incurred or made at the request of the Buyer and the Shareholders.

3.8 Customer Identification Deposit Information. Concurrently with their execution and delivery of this Agreement, the Buyer , Jade Capital and the Shareholders shall each deliver to the Escrow Holder such identification as required by law and such identification and authorization documents and such information concerning the source of the funds constituting the Escrow Shares, all as the Escrow Holder may reasonably require and such information concerning the source of the funds constituting the Escrow Shares, all as the Escrow Holder may require in its sole discretion. Without limiting the generality the foregoing, if the any of the parties to this escrow is not a natural person, then on the Escrow Holder’s request, that party shall deliver to the Escrow Holder (a) a copy of its organizational documents (e.g., articles of incorporation, operating agreement, etc.), and (b) corporate/partnership resolutions, signed by its an appropriate signatory, authorizing it to enter this Agreement.

3.9 Resignation. The Escrow Holder reserves the right to resign as the Escrow Holder at any time by giving thirty (30) days written notice thereof to the Buyer, Jade Capital and the, Shareholders, except upon a failure to promptly provide the Escrow Holder with information concerning the source of the funds constituting the Escrow Shares, in which case the Escrow Holder may resign as the Escrow Holder effective immediately. Upon notice or resignation by the Escrow Holder, the Buyer, Jade Capital and the Shareholders shall appoint a replacement Escrow Holder within such thirty-(30) day period. The Escrow Holder may deliver the Escrow Shares to such replacement Escrow Holder upon (a) notice of the appointment of a new Escrow Holder, and (b) payment to the Escrow Holder in full of all fees due the Escrow Holder. If no such replacement or substitute has been appointed within 30 days of the Escrow Holder’s notice of resignation, then the Escrow Holder may, at the expense of the Buyer, petition any court of competent jurisdiction for the appointment of a successor Escrow Holder. Upon appointment of successor Escrow Holder, the Escrow Holder shall forward all documents and deposits pertaining to the escrow to the successor.

3.10 Termination. By mutual agreement, the Buyer, Jade Capital and the Shareholders shall have the right at any time upon not less than twenty (20) days prior written notice to the Escrow Holder to terminate their appointment of the Escrow Holder or any successor escrow agent as escrow holder hereunder. The Escrow Holder or successor escrow holder shall continue to act as escrow holder hereunder until a successor is appointed and qualified to act as the escrow holder.

3.11 Identification Number. Each of the Shareholders represents and warrants to the Escrow Holder that (a) its PRC ? (Federal) tax identification number (“TIN”) specified on the signature page of this Agreement underneath its signature is correct and is to be used for 1099 tax reporting purposes, and (b) it is not subject to backup withholding.

3.12 Waiver of Offset Rights. The Escrow Holder hereby waives any and all rights to offset that it may have against the Escrow Shares or the Interest including without limitation claims arising as a result of any amounts, liabilities, costs, claims, expenses, damages or other losses that the Escrow Holder may be otherwise entitled to collect from any party to this Agreement.

ARTICLE 4 — GENERAL PROVISIONS

4.1 Notice. Any notice, request, demand or other communication provided for hereunder to be given shall be in writing and shall be delivered personally, by certified mail, return receipt requested, postage prepaid, or by transmission by a telecommunications device, and shall be effective (a) on the day when personally served, including delivery by overnight mail and courier service, (b) on the third business day after its deposit in the United States mail, and (c) on the business day of confirmed transmission by telecommunications device. The addresses of the parties hereto (until notice of a change thereof is served as provided in this Section 4.1) shall be as follows:

To the Buyer :	To Jade Capital and/or the Shareholders:
AMDL, Inc.	c/o Frank Zheng
2492 Walnut Avenue, Suite 100	Room 1502, 15 F, Wing on House
Tustin, California 02780	71 Des Voeux Road
Att: Gary L. Dreher, President	Central, Hong Kong
Tel: (714) 505-4461	Tel: (86) 755 82462145
Fax: (714) 505-4464	Fax: (86) 755-82462137
Copy (which will not constitute notice) to:	Copy (which will not constitute notice) to:
Preston Gates & Ellis LLP	Fulbright & Jaworski
1900 Main Street, Sixth Floor	555 S. Flower Street, 41st Floor
Irvine, California 92614-7319	Los Angeles, California 90071
Attn: Daniel K. Donahue, Esquie	Attn: Tim Bruinsma, Esquire
Tel: (949) 253-0900	Tel: (213) 892-9333
Fax: (949) 253-0902	Fax: (213) 680-4518

To the Escrow Holder _______________________________ _______________________________ ________________________________ Tel:
Fax:

4.2 Arbitration. All disputes between Jade Capital and the Shareholders on the one hand and the Buyer, on the other hand, and the Escrow Holder on the other hand, relating to the payment of the Escrow Shares and/or the Escrow Holder’s rights, obligations, and liabilities arising from or related to this Agreement shall be resolved by mandatory binding expedited arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect as of the date the request for arbitration is filed (the “Rules”) before a single, neutral arbitrator, selected in accordance with the Rules. Each of the parties may initiate such an arbitration pursuant to the Rules. The arbitration shall be held in Orange County, California (such site being herein referred to as the “Forum”). The Buyer, Jade Capital, the Shareholders and the Escrow Holder will abide by any decision rendered in such arbitration, and that any court having jurisdiction may enforce such a decision. Each of the parties hereto submits to the non-exclusive personal jurisdiction of the courts of the Forum as an appropriate place for compelling arbitration or giving legal confirmation of any arbitration award, and irrevocably waives any objection which it may now or hereafter have to the venue of any such enforcement proceeding brought in any of said courts and any claim of inconvenient forum. Each of the parties agrees that service of process for all arbitration proceedings may be made in accordance with the Rules and shall be deemed effective as provided therein. Any claim or action of any kind (including, but not limited to, any claims for breach of contract) against the Escrow Holder arising out of or connected with this Agreement shall be barred and waived unless asserted by the commencement of an arbitration proceeding within 180 days after the accrual of the action or claim. This limitation shall also apply to claims which might otherwise be asserted against as a “set-off,” credit, cross-complaint, or defense. This section and the forgoing limitation shall survive termination of this Agreement.

4.3 Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto.

4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

4.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

4.6 USA Patriot Act Notice. The Escrow Holder notifies the other parties hereto that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”) the Escrow Holder is required to obtain, verify and record information that identifies the other parties to this Agreement, which information includes the name and address of those parties and other information that will allow the Escrow Holder to identify them in accordance with the Act.

4.7 Final Agreement. This Agreement is intended by the Escrow Holder, the Jade Capital, the Buyer and Shareholders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the parties hereto by a duly authorized officer thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and the year first above written.

“BUYER” AMDL, Inc., a Delaware corporation By: Gary L. Dreher, President Agreed and accepted: “ESCROW HOLDER” Bank By ,	“JADE CAPITAL” Jade Capital Group Limited, a British Virgin Islands corporation By Fang Zheng, President, “SHAREHOLDERS”

LOCK-UP AGREEMENT

_____________ __, 2006

AMDL, Inc.
2492 Walnut Avenue, Suite 100
Tustin, California 92780

Ladies and Gentlemen:

The undersigned is the beneficial owner of      shares (the “Shares”) of common stock, $.001 par value per share (“Common Shares), of AMDL, Inc. (the “Company”) issued pursuant to the Stock Purchase and Sale Agreement dated May 10, 2006 by and between the Company, AMDL (China), Inc. and the undersigned as one of the “Shareholders” (the “Purchase Agreement”). Capitalized terms used in this letter agreement, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.

In order to induce the Company to close the Purchase Agreement and proceed with the issuance of the Shares, the undersigned hereby agrees, for the benefit of the Company during the thirty-six (36) month period after the closing of the Purchase Agreement to sell no more than an amount equal to one-thirty-sixth (1/36th) of the Shares in any calendar month after the Closing Date.

Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Shares held by the undersigned except in compliance with this Agreement.

Very truly yours,

Name:

Address:

Accepted as of the date
first set forth above.

AMDL, INC.

By:

Gary L. Dreher,

CEO and President

{FORM OF}

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is entered into as of      , 2006, by and between AMDL, INC., a Delaware corporation (“Corporation”), and       (“Optionee”).

R E C I T A L S

A. The Corporation has entered into a Stock Purchase and Sale Agreement with the shareholders of Jade Capital Group Limited, a British Virgin Islands corporation dated May 10, 2006 (the “Purchase Agreement”).

B. Section 1.5 of the Purchase Agreement requires that the Corporation, on closing of the Purchase Agreement, issue to Optionee options to purchase      (     ) shares of the common stock, $.001 par value, of the Corporation (“Shares”) for the term and subject to the terms and conditions hereinafter set forth.

A G R E E M E N T

It is hereby agreed as follows:

1. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context otherwise clearly requires, terms with initial capital letters used herein shall have the meanings assigned to such terms in the Purchase Agreement.

2. GRANT OF OPTIONS. The Corporation hereby grants to Optionee, Options to purchase all or any part of      Shares, upon and subject to the terms and conditions set forth herein.

3. OPTION PERIOD. The Options shall be exercisable at any time commencing on      , 2006 and expiring on the date three (3) years from the date of grant, unless earlier terminated pursuant to the terms hereof.

4. METHOD OF EXERCISE. The Options shall be exercisable by Optionee by giving written notice to the Corporation of the election to purchase and of the number of Shares Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Committee pursuant to this Agreement, and unless otherwise directed by the Committee, Optionee shall at the time of such exercise tender the purchase price of the Shares he has elected to purchase. An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than one hundred (100) Shares. If Optionee shall not purchase all of the Shares which he is entitled to purchase under the Options, his right to purchase the remaining unpurchased Shares shall continue until expiration of the Options. The Options shall be exercisable with respect of whole Shares only, and fractional Share interests shall be disregarded.

5. AMOUNT OF PURCHASE PRICE. The purchase price per Share for each Share which Optionee is entitled to purchase under the Options shall be $    per Share (computed pursuant to the formula in the Purchase Agreement.)

6. PAYMENT OF PURCHASE PRICE. At the time of Optionee’s notice of exercise of the Options, Optionee shall tender in cash or by certified or bank cashier’s check payable to the Corporation, the purchase price for all Shares then being purchased. Provided, however, the Board of Directors may, in its sole discretion, permit payment by the Corporation of the purchase price in whole or in part with Shares. If the Optionee is so permitted, and the Optionee elects to make payment with Shares, the Optionee shall deliver to the Corporation certificates representing the number of Shares in payment for new Shares, duly endorsed for transfer to the Corporation, together with any written representations relating to title, liens and encumbrances, securities laws, rules and regulatory compliance, or other matters, reasonably requested by the Board of Directors. The value of Shares so tendered shall be their Fair Market Value Per Share on the date of the Optionee’s notice of exercise.

7. REGISTRATION RIGHTS. The shares issuable on exercise of the options shall be registered with the Securities Exchange Commission on Form S-3 as provided in Section      of the Purchase Agreement. All of the provisions of Section      of the Purchase Agreement are incorporated herein as if set forth in full, but modified to fit the context of this Option Agreement.

8. NONTRANSFERABILITY OF OPTIONS. The Options shall not be transferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by Optionee.

9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. As used herein, the term “Adjustment Event” means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind and exercise price for the Shares subject to the Options, and (ii) appropriate amendments to this Agreement shall be executed by the Corporation and Optionee if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of the Options. Notwithstanding the foregoing, any such adjustment to the Options shall be made without change in the total exercise price applicable to the unexercised portion of the Options, but with an appropriate adjustment to the number of Shares, kind of Shares and exercise price for each Share subject to the Options. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 10, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued on account of any such adjustment or arrangement.

10. NO RIGHTS TO CONTINUED EMPLOYMENT OR RELATIONSHIP. Nothing contained in this Agreement shall obligate the Corporation to employ or have another relationship with Optionee for any period or interfere in any way with the right of the Corporation to reduce Optionee’s compensation or to terminate the employment of or relationship with Optionee at any time.

11. TIME OF GRANTING OPTIONS. The time the Options shall be deemed granted, sometimes referred to herein as the “date of grant,” shall be      , 2006.

12. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to Optionee. No Shares shall be purchased upon the exercise of any Options unless and until, in the opinion of the Corporation’s counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

13. SECURITIES LAWS COMPLIANCE. The Corporation will diligently endeavor to comply with all applicable securities laws before any stock is issued pursuant to the Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee may in its discretion cause the Shares underlying the Options to be registered under the Securities Act of 1933, as amended, by filing a Form S-8 Registration Statement covering the Options and the Shares underlying the Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

14. INTENDED TREATMENT AS NON-QUALIFIED STOCK OPTIONS. The Options granted herein are intended to be non-qualified stock options described in U.S. Treasury Regulation (“Treas. Reg.”) §1.83-7 to which Sections 421 and 422 of the Internal Revenue Code of 1986, as amended from time to time (“Code”) do not apply, and shall be construed to implement that intent. If all or any part of the Options shall not be described in Treas. Reg. §1.83-7 or be subject to Sections 421 and 422 of the Code, the Options shall nevertheless be valid and carried into effect.

15. SHARES SUBJECT TO LEGEND. If deemed necessary by the Corporation’s counsel, all certificates issued to represent Shares purchased upon exercise of the Options shall bear such appropriate legend conditions as counsel for the Corporation shall require.

16. MISCELLANEOUS.

16.1 Binding Effect. This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

16.2 Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

16.3 Amendment. This Agreement may be amended at any time by the written agreement of the Corporation and the Optionee.

16.4 Syntax. Throughout this Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise affect the construction or interpretation of this Agreement.

16.5 Choice of Law. The parties hereby agree that this Agreement shall be construed, enforced and governed by the laws of the state of Delaware. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

16.6 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

16.7 Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. If served by telegraph, such notice or demand shall be deemed given and made at the time the telegraph agency shall confirm to the sender, delivery thereof to the addressee. All notices and demands to Optionee or the Corporation may be given to them at the following addresses:

If to Optionee:

If to Corporation:

AMDL, Inc.

2492 Walnut Avenue, Suite 100

Tustin, California 92780

Such parties may designate in writing from time to time such other place or places that such notices and demands may be given.

16.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

“CORPORATION”

AMDL, INC.

a Delaware corporation

By:
Gary L. Dreher, President

“OPTIONEE”

By:

TEXT OF OPINION OF SELLER’S (AND THE SHAREHOLDERS’) COUNSEL

1. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and each of the Companies has the requisite corporate power and authority to own its respective properties and to conduct its business.

2. Each of the Companies is qualified to do business as a foreign corporation in each jurisdiction throughout the world where is failure to do so would have a materially adverse effect on its business operations or financial condition.

3. Jade Pharmaceutical and the Shareholders have the requisite power and authority to execute, deliver and perform the Agreement. The Agreement has been duly and validly authorized, executed and delivered by the Shareholders and an authorized officer of Jade Pharmaceutical and constitutes a legal, valid and binding obligation of Jade Pharmaceutical and the Shareholders, enforceable against them according to its terms.

4. The capitalization of Jade Pharmaceutical is 50,000 shares of which one (1) share is duly authorized, validly issued and fully paid and nonassessable.

5. Except as referenced in the Agreement and the Schedule of Exceptions thereto, to our knowledge there are no preemptive rights or, to our knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from Jade Pharmaceutical any shares of its capital stock.

6. The execution, delivery and performance of the terms of the Agreement does not violate any provision of Jade Pharmaceutical’s Memorandum of Association or Bylaws or the material provisions of any agreement to which Jade Pharmaceutical is a party.

7. All consents, approvals, permits, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any Chinese, federal or state governmental authority on the part of Jade Pharmaceutical required in connection with the execution and delivery of the Agreement and consummation at the Closing of the transactions contemplated by the Agreement have been obtained and are effective.

8. There are no legal actions, proceedings, or governmental investigations pending against Jade Pharmaceutical, YYB or JJB which would hinder or interfere with the consummation of the transactions contemplated by the Agreement.

BUSINESS PLAN

(To be supplied prior to Closing)

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AMDL, INC.

AMDL, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: The Amendment to the Certificate of Incorporation of the Corporation, in the form set forth below, has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by all of the directors of the Corporation at a meeting duly noticed and held, and by the holders of a majority of the outstanding shares of the Corporation at a special meeting duly noticed and held in accordance with Section 222 of the General Corporation Law of the State of Delaware, declaring said amendments to be advisable.

SECOND: The introductory paragraph of Article IV of the Corporation’s Certificate of Incorporation is amended in its entirety to read as follows:

“ARTICLE IV

Capitalization

This Corporation shall have the authority to issue an aggregate of 225,000,000 shares, of which 25,000,000 shares shall be preferred stock, $0.001 par value (hereinafter, the “Preferred Stock”), and 200,000,000 shares shall be common stock, par value $0.001 (hereinafter, “Common Stock”). The powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, is as follows:”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this      day of      , 2006.

By:

Title:	President

Name:	Gary L. Dreher

SELLER’ SCHEDULES

Schedule 1.2.1

Allocation of Purchase Price Consideration

NONE

Schedule 3.1.2(a)

Certificate of Formation and By-laws of Jade

Jade Pharmaceutical INC. BVI Company Number: 1007277 is incorporated the BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY, this 25th day of January, 2006

Schedule 3.1.2(b)

Certificate of Formation and By-laws of YYB

Business Corporation Operational license
Name: Yanbian Yiqiao Biochemical pharmacy Co Ltd.
Address: NO.245, Tuman RD, Tuman city JiLin province
Legal Representative: YuanDa Xia
Registered Capital: US$602,400.00(paid-in capital602, 400.00)
Types of Enterprise: Solely foreign-owned Enterprise
Operating period: From:08/12/2005 to 07/12/2035
Issued By: YanBian Korean Autonomous Prefecture Administration of Industry and Commerce

Certificate of Approval for establishment of enterprise with foreign investment in the People’s Republic of China

Approval Number: JiFuYan Annual [1998] No.0036

Code for import and export enterprise: 2200702267148

Date of approval: 1998

Date of Issue: 08/12/2005

Serial Number: 2200003088

Name of Enterprise in Chinese: ÑÓ±ßÒæÇÅÉú»¯ÖÆÒ©ÓÐÏÞ1«Ë3/4

Name of Enterprise in English: YanBian YiQiao Biochemical Pharmacy Co. Ltd

Address: N0.7 ChuGuan Alleyway TuMan City JiLin Province

Type of Business: Solely Foreign-Owned Enterprise

Duration of Operation: Thirty years

Total Investment: US$602,400

Registered Capital: US$602,400

Business Scope: Biochemistry production includes: Chinese Medicine, Drugs, Health care products, food and drinks.

Name of investors in Chinese: 1/2ÝÖÚÍ¶×ÊÓÐÏÞ1«Ë3/4

Name of Investor in English: Jade Capital Group Limited

Place of Registration: British Virgin Islands

Capital Contribution: US$ 602,400

By-Laws of Jilin YanBian YIQIAO Biochemical Pharmacy Company Ltd

Chapter 1 Chapter 2 Chapter 3 Chapter 4 Chapter 5 Chapter 6 Chapter 7 Chapter 8	General Provisions
Objectives and Scope of Production and Business
Total Investment Amount and the Registered Capital
Board of Directors
Business Management Office
Taxation, Finance and Foreign Exchange Management
Labor Management
Trade Union

Chapter 9 Insurance
Chapter 10 Duration, Dissolution and Liquidation
Chapter 11 Rules and Regulations
Chapter 12 Supplementary Provisions

Chapter 9 Insurance
Chapter 10 Duration, Dissolution and Liquidation
Chapter 11 Rules and Regulations
Chapter 12 Supplementary Provisions

Chapter 1	General Provisions

Article 1

In accordance with Law of the People’s Republic of China on Foreign-Capital Enterprises and other relevant Chinese laws and regulations, JADE Capital Group Ltd of British Virgin Islands intends to set up JiLin YanBian YIQIAO Biochemical Pharmacy Company Ltd

(Hereinafter referred to as the Company), an exclusively foreign-owned enterprise, in TuMan City, Jilin Province, of the People’s Republic of China. For this purpose, these Articles of Association hereunder are worked out.

Article 2

Name of Enterprise in Chinese: ÑÓ±ßÒæÇÅÉú»¯ÖÆÒ©ÓÐÏÞ1«Ë3/4

The name of the Company in English is YAN BIAN YI QIAO Biochemical Pharmacy Company Ltd

The legal address of the Company is at No.245, Tu Men ROAD, Tu Men City, JiLin Province, People’s Republic of China.

Article 3

The investing party is a legal person registered with British Virgin Islands in accordance with the laws of British Virgin Islands.

The legal name of the investing party is JADE Capital Group Ltd;

Its legal address is Portcullis TrustNet Chambers, PO Box 3444, Road Town, Tortola, British Virgin Islands;

Its legal representative: Name MingHui Jia; Nationality Hong Kong (People’s Republic of China); Position Executive Director.

Article 4
The organization form of the Company is a limited liability company. The investing party is liable to the Company within the limit of its capital subscription, and the Company shall assume external liabilities with all of its assets.

Article 5

The Company is under the governance and protection of Chinese laws and its activities must comply with the stipulations of the Chinese laws, decrees and relevant regulations and shall not damage the public interests of China.

Chapter 2 Objectives, Scope and Scale of Production and Business

Article 6

The objective of the Company is to produce pharmaceutical products, develop new products, and sharpen competitive edge in the world market in producing high quality products by adopting advanced and applicable technology and scientific management methods, so as to raise economic results and ensure satisfactory economic benefits for the investing party.

Article 7

The business scope of the Company is registered pharmaceutical products and health care products.

Article 8

The proportion for export of the Company is all produced product. The Board of Directors or the corporate management with authorization from the Board of Directors can decide at its own discretion on domestic or overseas sale of the products of the Company.

Chapter 3 Total Investment Amount and the Registered Capital

Article 9

The amount of total investment of the Company is US$ 602,400; the registered capital is US$ 602,400.

Article 10

The contribution methods of the Company are,

Cash US$602,400;

Article 11

The investing party shall contribute the registered capital with the following method:

The capital contribution in kind shall be recognized as available on the day when the Company obtains the certificate of right.

Article 12

Within 30 days upon the capital contribution of the Company to any installment, the Company shall engage certified public accountants registered in China to verify the capital and present a report on the verification of capital. Within 30 days upon receipt of the report on capital verification, the Company shall present a certificate of capital contribution to the investing party and file with the original examination and approval authority and the administrative department of industry and commerce.

Article 13

The readjustment of registered capital or total investment amount shall, after being unanimously agreed by the Board of Directors, be submitted to the original examination and approval authority for approval and go through alteration formalities with the administrative department of industry and commerce.

Chapter 4 Board of Directors

Article 14

The Company shall set up the Board of Directors, which shall be the highest authority of the Company. It shall decide on all major issues concerning the Company. The date of issuance of the approval certificate of the Company shall be the date of the establishment of the Board of Directors.

Article 15

The Board of Directors is composed of three directors, with one chairperson and two Directors.

Article 16

The chairperson of the Board is the legal representative of the Company. Should the chairperson be unable to exercise his/her responsibilities for any reason, he/she shall authorize the any other director to exercise rights and fulfill obligations.

Article 17

The Board of Directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairperson of the Board. The chairperson may convene an interim meeting based on a proposal made by more than one third of the total number of directors.

Article 18

The Board meeting (including interim meeting) shall not be held without the attendance of more than two thirds of directors. Each director has one vote.

Article 19

In case a director cannot attend the Board meeting, he/she should issue a letter of attorney entrusting other person to attend the Board meeting and vote on his/her behalf. Should he/she not attend or entrust other person to attend the Board meeting in due course, he/she shall be deemed to waive his/her right.

Article 20

Unanimous approval of all the directors present to the Board meeting shall be required for any decisions concerning the following issues:

1.	Modification of the Articles of Association of the Company;

2.	Termination or dissolution of the Company;

3.	Readjustment of registered capital of the Company;

4.	Split of the Company or merger with other economic organizations.

5.	Issues, which, according to the Board of Directors, must be unanimously passed by all directors.

Other issues can be passed by the decisions of simple majority.

Article 21

Each Board meeting shall have detailed minutes, which shall be signed by all the directors present at the meeting. The meeting minutes shall be put on file of the Company for future reference.

Chapter 5 Business Management Office

Article 22

The Company exercises general manager responsibility system under the leadership of the Board of Directors, with one general manager and one deputy general managers to be engaged by the Board of Directors.

Article 23

The general manager is directly responsible to the Board of Directors and shall carry out the various decisions of the Board and organize and guide the overall production of the Company. The deputy general managers shall assist the general manager in his/her work. The terms of reference of the general manager and deputy general managers shall be decided by the Board of Directors.

Article 24

Several department managers may be appointed by the management office to be responsible for the work in various departments respectively, handle the matters handed over by the general manager and deputy general managers and be responsible to them.

Article 25

The general manager, the deputy general managers and all the other managers shall earnestly perform their duty and shall not hold concurrent post as a manager or other forms of employee for other companies.

In case of malpractice or serious dereliction of duty on the part of the general manager and deputy general managers, they can be dismissed at any time upon the decision of the Board meeting.

Article 26

The departments of the Company and the setup of department structure shall be planned by the general manager and deputy general managers through consultation and shall be determined by the Board of Directors. Other sub-departments and the setup of positions other than senior managers shall be determined by the general manager and the deputy general managers through consultation.

Article 27

In case of malpractice or serious dereliction of duty on the part of the senior managers, the Board of Directors shall have the power to dismiss them at any time.

Chapter 6 Taxation, Finance and Foreign Exchange Management

Article 28

The Company shall pay various items of taxes in accordance with relevant Chinese laws and stipulations on taxation.

Article 29

Staff members and workers of the Company shall pay individual income tax according to Individual Income Tax Law of the People’s Republic of China.

Article 30

The Company shall implement accounting system in accordance with relevant financial management system of the People’s Republic of China. The Company shall, according to international practice, adopt accrual accounting system and debit-credit bookkeeping method.

Article 31

The fiscal year of the Company shall be from January 1 to December 31 of each Gregorian calendar year. The first fiscal year shall be from the day when the business license is issued to December 31 of the same year.

Article 32

All accounting vouchers, account books and statements shall be written in Chinese and shall, if written in foreign languages, be supplemented with Chinese.

Article 33

The Company shall use RMB bookkeeping. Conversion of RMB with other currencies shall be calculated on the basis of current enumerative exchange rate of the People’s Bank of China on the day of arising.

Article 34

The Company shall, in accordance with applicable Chinese laws and regulations, open a foreign currency account and a RMB account in domestic banks.

Article 35

The foreign exchange issues of the Company shall be handled in accordance with the relevant laws and regulations concerning foreign exchange administration.

Chapter 7 Labor Management

Article 36

Such issues of the Company as recruitment, employment, dismissal, resignation, welfare, labor protection and labor discipline shall be handled in accordance with relevant stipulations of China on labor and social insurance. The Company shall not employ child labor.

Article 37

The Company shall enter into labor contract with the employees and shall file with the local labor administration authority.

Article 38

The Company has the power to impose punishment such as disciplinary warning, demerit recording, wage reduction and even dismissal in case of grave misconduct on the staff members and workers violating the rules, regulations and labor discipline of the Company. Dismissal of staff member or worker shall be filed with the local labor administration authority.

Chapter 8 Trade Union

Article 39

The staff members and workers of the Company have the right to set up grassroots trade union organization and carry out trade union activities in accordance with the provisions of Trade Union Law of the People’s Republic of China.

Article 40

The trade union of the Company represents the interests of the staff members and workers. It plays the following roles:

Safeguarding the lawful rights and interests of staff members and workers according to law,

Assisting the Company in proper allocation and utilization of employee welfare and bonus fund,

Organizing the staff members and workers to study politics, science, technology and professional knowledge and carry out recreational and physical activities,

Educating the staff members and workers to observe labor discipline and strive to fulfill the various economic targets of the Company.

Article 41

The trade union of the Company can, on behalf of the staff members and workers, enter into collective labor contract with the Company and supervise the performance of the labor contract.

Article 42

When the Company study and decide on the issues relating to staff members and workers such as reward and punishment, wage system, welfare, labor protection and insurance, the representatives of the trade union have the right to attend the meeting as a non-voting delegate. The Company shall listen to the opinions of the trade union and seek cooperation from the trade union.

Article 43

The Company shall actively support the work of the trade union and, in accordance with Trade Union Law of the People’s Republic of China, provide the trade union with necessary premises and facilities to conduct work, hold meeting and carry out collective welfare, cultural and physical activities for the staff members and workers.

Chapter 9 Insurance

Article 44

Insurance policies of the Company on various kinds of risks shall be underwritten with the insurance companies in China. Types, value and duration of insurance shall be decided by the Board of Directors in accordance with the stipulations of the insurance companies.

Chapter 10 Duration, Dissolution and Liquidation

Article 45

The operating period of the Company is thirty years and shall start from the date on which the business license of the Company is issued.

Article 46

Should the investing party decide to extend the operating period, it shall submit a written application to the original examination and approval authority at lease 180 days prior to the expiry date of the operating period. The duration can be extended upon the approval of the examination and approval authority and completion of registration formalities in the original registration authority.

Article 47

In addition to expiration of the operating period, the Board of Directors can decide to terminate the Company ahead of time due to the following reasons:

1.	Heavy losses due to mismanagement;

2.	Unable to go on business due to heavy losses caused by force majeure such as natural disaster and war;

3.	Bankrupt;

4.	Revoked according to law due to violation of Chinese laws and regulations and damage to public interests;

5.	Occurrence of other causes for termination as stipulated in the present Articles of Association.

Article 48

Upon the expiration or termination of the operating period of the Company, the Board of Directors shall formulate liquidation procedures and principles and organize a liquidation committee. The liquidation committee shall be composed of at least three members, who will be selected by the Board of Directors from the directors or engaged by the Board of Directors from the relevant professionals.

Article 49

The liquidation committee shall conduct liquidation on the Company in accordance with Liquidation Measures for Foreign-funded Enterprises. The role of the liquidation committee is to check up completely the assets, creditor’s rights and liabilities of the Company, prepare balance sheet and statement of assets, formulate liquidation scheme and implement this scheme after the investors pass it.

Article 50

During the period of liquidation, the liquidation committee shall act as the legal representative of the Company in filing and responding to lawsuits.

Article 51

The liquidation expenses shall be paid in priority from the existing assets of the Company.

Article 52

After the liquidation of the Company is over, the remaining assets after liquidation of debts shall be distributed to the investing party.

Article 53

After the liquidation is over, the Company shall go through the formalities of registration cancellation with the administrative department of industry and commerce, hand in the business license for cancellation and announce the liquidation to the public.

Chapter 11 Rules and Regulations

Article 54

The Company shall formulate the following rules and regulations through the Board of Directors:

1.	Business management system, including the function and power and working procedure of the subordinate management departments;

2.	Code of conduct for employees;

3.	Labor and wage system;

4.	Work attendance, promotion, reward and punishment system for employees;

5.	Employee welfare system;

6.	Financial system;

7.	Liquidation procedure for liquidation of the Company;

8.	Other necessary rules and regulations.

Chapter 12 Supplementary Provisions

Article 55

The formation, validity, execution and interpretation of the present Articles of Association shall be governed by the relevant laws and regulations of the People’s Republic of China. In case there is no applicable Chinese law for a specific issue, international practices shall be used as reference.

Article 56

The present Articles of Association is signed in Yan Bian on Oct 18 2005 by the legal representative of the investing party or its authorized representative.

Legal representative of the Company or its authorized representative

Signature (stamp)

Schedule 3.1.2(c)

Certificate of Formation and By-laws of JJB

Name: Jiang Xi JieZhong Biochemistry Company Ltd.

Address: LuoQiao,ShangRao shire

Legal Representative: MinHui Jia

Registered Capital: US$6.38million. (Paid-in capital U S $965,000)

Types of Enterprise: Solely foreign-owned Enterprise

Operating period: From 16/08/2005 to 15/08/2025

Registration: ShangRao City, Administration of Industry and Commerce

ShangRao Foreign Economic and Trade Cooperation Bureau have approved the establishment of JiangXi JieZhong Biochemistry Company Ltd, which is Sole foreign-owned Enterprise and invested by Jade Capital Group Ltd. The registered capital of JiangXi JieZhong Biochemistry Company Ltd is US$ 6.38 million. Proven application Numbers [2005] 087.

By-Laws of JiangXi JieZhong Biochemistry Company Ltd
Chapter 1 Chapter 2 Chapter 3 Chapter 4 Chapter 5 Chapter 6 Chapter 7 Chapter 8 Chapter 9 Chapter10 Chapter 11 Chapter 12	General Provisions
Objectives and Scope of Production and Business
Total Investment Amount and the Registered Capital
Board of Directors
Business Management Office
Taxation, Finance and Foreign Exchange Management
Labor Management
Trade Union
Insurance
Duration, Dissolution and Liquidation
Rules and Regulations
Supplementary Provisions

By-Laws of JiangXi JieZhong Biochemistry Company Ltd

Chapter 1	General Provisions

Article 1

In accordance with Law of the People’s Republic of China on Foreign-Capital Enterprises and other relevant Chinese laws and regulations, JADE Capital Group Ltd of British Virgin Islands intends to set up JiangXi JieZhong Biochemistry Company Ltd

(Hereinafter referred to as the Company), an exclusively foreign-owned enterprise, in ShangRao City, Jiangxi Province of the People’s Republic of China. For this purpose, these Articles of Association hereunder are worked out.

Article 2

The name of the Company in Chinese is #]#1/4#•?#¶•¨‰»Šw—LŒÀŒö#i.

The name of the Company in English is Jiangxi JieZhong Biochemistry Company Ltd Company

The legal address of the Company is at XuRi Town, ShangRao Shire, JiangXi Province, People’s Republic of China.

Article 3

The investing party is a legal person registered with British Virgin Islands in accordance with the laws of British Virgin Islands.

The legal name of the investing party is JADE Capital Group Ltd;

Its legal address is Portcullis TrustNet Chambers, PO Box 3444, Road Town, Tortola, British Virgin Islands;

Its legal representative: Name MingHui Jia; Nationality Hong Kong (People’s Republic of China); Position Executive Director.

Article 4

The organization form of the Company is a limited liability company. The investing party is liable to the Company within the limit of its capital subscription, and the Company shall assume external liabilities with all of its assets.

Article 5

The Company is under the governance and protection of Chinese laws and its activities must comply with the stipulations of the Chinese laws, decrees and relevant regulations and shall not damage the public interests of China.

Chapter 2 Objectives, Scope and Scale of Production and Business

Article 6

The objective of the Company is to produce pharmaceutical products, develop new products, and sharpen competitive edge in the world market in product quality and price by adopting advanced and applicable technology and scientific management methods, so as to raise economic results and ensure satisfactory economic benefits for the investing party.

Article 7

The business scope of the Company is selling and distributing registered pharmaceutical products, R&D of Biochemistry and Biochemistry Pharmaceutical, Injection Liquid, Tablets, importing of Raw material and technology (except prohibited by the China’s applicable law).

Article 8

The production scale of the Company after being put into operation is that the annual sales turnovers achieves RMB 60 million and increase the productivity with the growth of marketing demand.

Article 9

The proportion for export of the Company is accounted 20% of produced product, 80% product sold in the domestic market. The company is free to choose buying raw material and other goods from both domestic and international market. But under the parallel conditions, domestic market must be preferential considered.

Chapter 3 Total Investment Amount and the Registered Capital

Article 10

The amount of total investment of the Company is US$ 10,000,000; the registered capital is US$ 6,380,000.

Within 90 days (3 months) upon the issuance of business license, US$965,000 of the first installment shall be paid, accounting for 15% of its subscribed capital, and the rest part shall be paid off in 3 years. (Note: The contribution to the first installment shall not be less than 15% of its subscribed capital.)

Article 11

Within 30 days upon the capital contribution of the Company to any installment, the Company shall engage certified public accountants registered in China to verify the capital and present a report on the verification of capital. Within 30 days upon receipt of the report on capital verification, the Company shall present a certificate of capital contribution to the investing party and file with the original examination and approval authority and the administrative department of industry and commerce.

Article 12

During the company operating period, the company must not decrease the registered capital. But the company does need to reduce registered capital because of changing of total investment amount and business size, the company must report to administrative department of industry and commerce and to be approved.

Article 13

The readjustment of registered capital or total investment amount shall, after being unanimously agreed by the Board of Directors, be submitted to the original examination and approval authority for approval and go through alteration formalities with the administrative department of industry and commerce.

Chapter 4 Board of Directors

Article 14

The Company shall set up the Board of Directors, which shall be the highest authority of the Company.

Article 15

It shall decide on all major issues concerning the Company. Include: Approval of general manager’s report (such as business plan, annual business report, capital, loan.), annual financial report, income budget, profit distribution plan, company’s regulation, expending of business, contract, discussing merger and acquisition, deciding hire general manager, general engineer, general accountant general auditor, and other important event.

Article 16

The Board of Directors is composed of seven directors, the term of director is four years and allowed to run another period.

Article 17

Chairpersons of Board, directors are appointed by investing party.

Article 18

Investing party must inform the directors in written when investing party need to change directors.

Article 19

The Board of Directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairperson of the Board. The chairperson may convene an interim meeting based on a proposal made by more than one third of the total number of directors.

Article 20

Board meeting should hold in the place where the foreigner investment registered. According to current situation, it also can be hold in any place out of company-registered place.

Article 21

The Board of Directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairperson of the Board. The chairperson may convene an interim meeting based on a proposal made by more than one third of the total number of directors.

Article 22

Chairperson of the Board should inform every director in written before 20 days of the meeting. Give the details of the meeting.

Article 23

In case a director cannot attend the Board meeting, he/she should issue a letter of attorney entrusting other person to attend the Board meeting and vote on his/her behalf. Should he/she not attend or entrust other person to attend the Board meeting in due course, he/she shall be deemed to waive his/her right.

Article 24

The Board meeting (including interim meeting) shall not be held without the attendance of all directors.

Article 25

Every Board meeting must be recorded in full details and signed by each director. All of meeting record is in Chinese. Company keeps the files of meeting record.

Article 26

Unanimous approval of all the directors present to the Board meeting shall be required for any decisions concerning the following issues:

1.	Modification of the Articles of Association of the Company;

2.	Termination or dissolution of the Company;

3.	Readjustment of registered capital of the Company;

4.	Split of the Company or merger with other economic organizations.

5.	Issues, which, according to the Board of Directors, must be unanimously passed by all directors.

Other issues can be passed by the decisions of simple majority.

Article 27

Unanimous approval of two thirds of the directors present to the Board meeting shall be required for any decisions concerning the following issues:

1.	Annual profit distribution plan

2.	Labor contract and company’s policy

3.	Usage of capital, limitation of loan

4.	Dismissing or hiring general manager and other senior managers, discussing their salary and benefit.

5.	Company’s organization, setting or withdrawing affiliated branch

Chapter 5 Business Management Office

Article 28

The Company exercises general manager responsibility system under the leadership of the Board of Directors, with one general manager to be engaged by the Board of Directors.

Article 29

The general manager is directly responsible to the Board of Directors and shall carry out the various decisions of the Board and organize and guide the overall production of the Company.

Article 30

The terms of reference of the general manager is four years and shall be decided by the Board of Directors.

Article 31

Chairperson of the board and director could be general Manager if they appointed by the board of directors.

Article 32

Several department managers may be appointed by the management office to be responsible for the work in various departments respectively, handle the matters handed over by the general manager and deputy general managers and be responsible to them.

Article 33

General engineer, general accountant and general auditor is charged by general manager.

Article 34

General manager, engineer, accountant, auditor and other senior managers have to give their resign report to Board of director before they leave the company.

In case of malpractice or serious dereliction of duty on the part of the senior managers, the Board of Directors shall have the power to dismiss them at any time.

Chapter 6 Taxation, Finance and Foreign Exchange Management

Article 35

The Company shall pay various items of taxes in accordance with relevant Chinese laws and stipulations on taxation.

Article 36

The fiscal year of the Company shall be from January 1 to December 31 of each Gregorian calendar year. The first fiscal year shall be from the day when the business license is issued to December 31 of the same year.

Article 37

The Company shall implement accounting system in accordance with relevant financial management system of the People’s Republic of China. The Company shall, according to international practice, adopt accrual accounting system and debit-credit bookkeeping method.

Article 38

The Company shall use RMB bookkeeping. Conversion of RMB with other currencies shall be calculated on the basis of current enumerative exchange rate of the People’s Bank of China on the day of arising. The Company shall, in accordance with applicable Chinese laws and regulations, open a foreign currency account and a RMB account in domestic banks.

Article 39

All accounting vouchers, account books and statements shall be written in Chinese and shall, if written in foreign languages, be supplemented with Chinese.

Article 40

The foreign exchange issues of the Company shall be handled in accordance with the relevant laws and regulations concerning foreign exchange administration.

Article 41

Company financing department have to record below details:

1.	Incomes and expenses

2.	Stock, purchasing

3.	Registered capital and debates

4.	Date of investing capital paid-in, increasing capital and transaction

Article 42

In the first 3 months of each fiscal year, the general manager shall prepare the previous year’s balance sheet, profit and loss statement and profit distribution proposal and submit them to the Board of Directors for examination and approval.

Financial checking and examination of the Company shall be conducted by an auditor registered in China and the auditor’s report shall be submitted to the Board of Directors.

Article 43

In accordance with <Taxation of Foreign investment and foreign enterprise regulation> and other applicable laws, the Board of director decides the limitation of description.

Article 44

The foreign exchange issues of the Company shall be handled in accordance with the relevant laws and regulations concerning foreign exchange administration.

Chapter 7 Distribution of Profits

Article 45

The Company shall set aside allocations for reserve funds and welfare funds and bonuses for staff and workers from the after-income-tax profits. The specific proportion of allocations shall be decided by the Board of Directors in accordance with Rules for the Implementation of the Law of the People’s Republic of China on Foreign- Capital Enterprises and other relevant laws and regulations of China.

Article 46

The remaining profits after payment of company income tax and allocation of various funds in accordance with the stipulations of Article 38 shall be distributed to the investing party according to the decision of the Board of Directors.

Article 47

The company should distribute profit every year, distribution amount according to the company’s business situation and discussed by board of directors.

Article 48

The profits of the Company shall be distributed annually and no profits shall be distributed should the losses in the previous years not be covered. The undistributed profits in the past fiscal years can be distributed together with the distributable profits in the current fiscal year.

Chapter 8 Labor Management

Article 49

Such issues of the Company as recruitment, employment, dismissal, resignation, welfare, labor protection and labor discipline shall be handled in accordance with relevant stipulations of China on labor and social insurance. The Company shall not employ child labor.

Article 50

The Company shall enter into labor contract with the employees and shall file with the local labor administration authority.

Article 51

The Company has the power to impose punishment such as disciplinary warning, demerit recording, wage reduction and even dismissal in case of grave misconduct on the staff members and workers violating the rules, regulations and labor discipline of the Company. Dismissal of staff member or worker shall be filed with the local labor administration authority.

Article 52

The wages and remuneration of the staff members and workers of the Company shall be decided by the Board of Directors in accordance with relevant stipulations in China and according to the situation of the Company and shall be specifically stipulated in the labor contract.

Article 53

Employee’s welfare, bonus, insurance has been regulated in the relevant company’s policies that make sure employee works in normal condition.

Chapter 9 Trade Union

Article 54

The staff members and workers of the Company have the right to set up grassroots trade union organization and carry out trade union activities in accordance with the provisions of Trade Union Law of the People’s Republic of China.

Article 55

The trade union of the Company represents the interests of the staff members and workers. It plays the following roles:

Safeguarding the lawful rights and interests of staff members and workers according to law,

Assisting the Company in proper allocation and utilization of employee welfare and bonus fund,

Organizing the staff members and workers to study politics, science, technology and professional knowledge and carry out recreational and physical activities,

Educating the staff members and workers to observe labor discipline and strive to fulfill the various economic targets of the Company.

Article 56

The trade union of the Company can, on behalf of the staff members and workers, enter into collective labor contract with the Company and supervise the performance of the labor contract.

Article 57

When the Company study and decide on the issues relating to staff members and workers such as reward and punishment, wage system, welfare, labor protection and insurance, the representatives of the trade union have the right to attend the meeting as a non-voting delegate. The Company shall listen to the opinions of the trade union and seek cooperation from the trade union.

Article 58

The Company shall actively support the work of the trade union and, in accordance with Trade Union Law of the People’s Republic of China, provide the trade union with necessary premises and facilities to conduct work, hold meeting and carry out collective welfare, cultural and physical activities for the staff members and workers.

Article 59

The Company shall allocate on a monthly basis 2% of the actually paid wages of the staff members and workers as its trade union fund, which shall be used by its trade union in accordance with the measures of All-China Association of Trade Union on the management of trade union fund.

Article 60

Board of directors deicide when will build the trade Union.

Chapter 10	Duration, Dissolution and Liquidation

Article 61

The operating period of the Company is twenty years and shall start from the date on which the business license of the Company is issued.

Article 62

Should the investing party decide to extend the operating period, it shall submit a written application to the original examination and approval authority at lease 180 days prior to the expiry date of the operating period. The duration can be extended upon the approval of the examination and approval authority and completion of registration formalities in the original registration authority.

Article 63

In addition to expiration of the operating period, the Board of Directors can decide to terminate the Company ahead of time due to the following reasons:

1.	Heavy losses due to mismanagement;

2.	Unable to go on business due to heavy losses caused by force majeure such as natural disaster and war;

3.	Bankrupt;

4.	Revoked according to law due to violation of Chinese laws and regulations and damage to public interests;

5.	Occurrence of other causes for termination as stipulated in the present Articles of Association.

Article 64

Upon the expiration or termination of the operating period of the Company, the Board of Directors shall formulate liquidation procedures and principles and organize a liquidation committee. The liquidation committee shall be composed of at least three members, who will be selected by the Board of Directors from the directors or engaged by the Board of Directors from the relevant professionals.

Article 65

The liquidation committee shall conduct liquidation on the Company in accordance with Liquidation Measures for Foreign-funded Enterprises. The role of the liquidation committee is to check up completely the assets, creditor’s rights and liabilities of the Company, prepare balance sheet and statement of assets, formulate liquidation scheme and implement this scheme after the investors pass it.

Article 66

During the period of liquidation, the liquidation committee shall act as the legal representative of the Company in filing and responding to lawsuits.

Article 67

After the liquidation of the Company is over, the remaining assets after liquidation of debts shall be distributed to the investing party.

Article 68

The liquidation expenses shall be paid in priority from the existing assets of the Company.

Article 69

After the liquidation is over, the Company shall go through the formalities of registration cancellation with the administrative department of industry and commerce, hand in the business license for cancellation and announce the liquidation to the public.

Chapter 11 Rules and Regulations

Article 70

The Company shall formulate the following rules and regulations through the Board of Directors:

1.	Business management system, including the function and power and working procedure of the subordinate management departments;

2.	Code of conduct for employees;

3.	Labor and wage system;

4.	Work attendance, promotion, reward and punishment system for employees;

5.	Employee welfare system;

6.	Financial system;

7.	Liquidation procedure for liquidation of the Company;

8.	Other necessary rules and regulations.

Chapter 12 Supplementary Provisions

Article 71

The formation, validity, execution and interpretation of the present Articles of Association shall be governed by the relevant laws and regulations of the People’s Republic of China. In case there is no applicable Chinese law for a specific issue, international practices shall be used as reference.

Article 73

The present Articles of Association will become valid only upon the approval of the JiangXi foreign trade economic cooperation committee. The same applies to the amendment to these Articles of Association.

Article 74

The present Articles of Association is signed in ShangRao on September 25 2005 by the legal representative of the investing party or its authorized representative.

Legal representative of the Company or its authorized representative

Signature (stamp)

Schedule 3.3.1

Capitalization of Jade Capital, Jade Pharmaceutical

and Jade Subsidiaries

Name of Jade and Jade Subsidiaries	Authorized capital stock / capitalization
Jade Pharmaceutical Inc.	US$50,000

YanBian YiQiao Biochemical Pharmacy Company Ltd	US$602,400

JiangXi JieZhong Biochemistry Company Ltd.	US$6,380,000

[• ]	[• ]

Schedule 3.3.5

Description of other agreements of Jade and Jade Subsidiaries

		Date of the	Description of the
Name	Name of stockholders	Agreement	Agreement
Jade Pharmaceutical Inc.	NONE

YanBian YiQiao Biochemical Pharmacy Company Ltd	NONE

JiangXi JieZhong Biochemistry Company Ltd	NONE

[• ]

Schedule 3.5

Consents

Type of Consent,
Approval, Waiver
and Authorization
required to be
Obtained / Notice
or Filing required
Name	to be Given	Present Status
Jade Pharmaceutical Inc.	NONE	[• ]

[Jade Capital Group Limited/The Seller]	NONE	[• ]

Schedule 3.10

Litigation

Type of Judicial,
Legal,
Administrative or
Arbitration
Proceedings, Suits
or Actions /
Claims, Inquiries
or Investigations
against Jade or
Name	Jade Subsidiaries	Present Status
Jade Pharmaceutical Inc.	NONE

YanBian YiQiao Biochemical Pharmacy Company Ltd	NONE

JiangXi JieZhong Biochemistry Company Ltd.	NONE

Schedule 3.11.1

Owned Real Property

Real Property owned by JiangXi JieZhong Biochemistry Company Ltd.
Land Permits

Total: 210503.5M2

Property ownership certificate

		Issued	The date of
Number		by	acquisition	Size(M2)	Notes
				646
		County property		365.95
1.	1999-0019	Bureau	03/09/2001	348	ZaoTou Town
		County property		362
2.	1999-0020	Bureau	03/09/2001	400	ZaoTou Town
				440
				95
		County property		238	LuoQiao
3.	99-0058	Bureau	20/10/1999	77	Town

				245.5
		County property		326.61	LuoQiao
4.	99-0059	Bureau	20/10/1999	467	Town

		County property		302	LuoQiao
5.	99-0060	Bureau	03/11/1999	410	Town

		County property		340	LuoQiao
6.	99-0064	Bureau	02/11/1999	74.1	Town

				1200
		County property		593	LuoQiao
7.	99-00665	Bureau	02/11/1999	329.5	Town

		County property		84.6	LuoQiao
8.	99-0066	Bureau	02/11/1999	513	Town

		County property			LuoQiao
9.	2001-0206	Bureau	22/08/2001	2079.36	Town

				296.46
				80
		County property		200	LuoQiao
10.	2004-028	Bureau	06/07/2004	24.5	Town

		County property			ZaoTou
11.	2004-029	Bureau	06/07/2004	4216	Town

		County property			No.245 TuMan
12.	12049	Bureau	07/11/2003	11020.78	Avenue

Total:25774.36M2

YanBian YiQiao Biochemical Pharmacy Company Ltd

Land Permits

	Serial No. Of	The date of		Tenure
Number	Land Permit	acquisition	Land nature	(Year)	Size(M2)

1.	310016	12/2003	Transferring	40	(a) 6024

2.	980039	14/11/2003	Transferring	50	(b) 6026.4

Total:12050.4 M2

Property ownership certificate

	Certificate serial		The date of
Number	Number	Issued By	acquisition	Size(M2)	Notes

1.	No.107	Tuman City Council

2.	No.112	TuMan City Council

3.	No.3030	TuMan City Council

Total:2834.76 M2

Schedule 3.11.2

Leased Real Property and Real Property Leases

Description of
	Description of Real	relevant lease of
	Property leased by	Leased Real
Name	Jade Subsidiaries	Property
YanBian YiQiao Biochemical Pharmacy Company Ltd	NONE	NONE

JiangXi JieZhong Biochemistry Company Ltd.	NONE	NONE

Schedule 3.11.3
Owned Personal Property

Description of Tangible
Personal Property owned by Jade
Name	or Jade Subsidiaries
Jade Pharmaceutical Inc.	1. Computers 10 2. Fax Machine 1 3. Printer 1

YanBian YiQiao Biochemical Pharmacy Company Ltd	1. Computer 7 2. Printer 4 3. Fax Machine 1 4. Digital Camera 1

JiangXi JieZhong Biochemistry Company Ltd.	1. Computer 18 2. Printer 9 3. Fax Machine 2 4. Copier 2

Schedule 3.11.4
Leased Personal Property and Personal Property Leases

(c) Name	Description of Real Property leased by Jade or Jade Subsidiaries	Description of relevant lease of Leased Personal Property

Jade Pharmaceutical Inc.	NONE	NONE

YanBian YiQiao Biochemical Pharmacy Company Ltd	NONE	NONE

JiangXi JieZhong Biochemistry Company Ltd.	NONE	NONE

Schedule 3.13.1

List and Description of Jade Pharmaceutical Products

Pharmaceutical Products marketed by JiangXi JieZhong Biochemistry Company Ltd.

Name	Type	Unit	State Serial Number	Note
Yuxingcao Zhusheye	Injection	100ml	Z36021502	Non-OTC

Yuxingcao Zhusheye	Injection	10ml	Z36021503	Non-OTC

Yuxingcao Zhusheye	Injection	2ml	Z36021504	Non-OTC

Guicose and Sodium Chloride Injection	Injection	100ml	H36021662	Non-OTC

Guicose and Sodium Chloride Injection	Injection	250ml	H36021663	Non-OTC

Guicose and Sodium Chloride Injection	Injection	500ml	H36021664	Non-OTC

Compound Sodium Chloride Injection	Injection	500ml	H36021657	Non-OTC

Dextran 40 Gioucose Injection	Injection	100mi	H36021671	Non-OTC

Dextran 41 Gioucose Injection	Injection	500ml	H36021672	Non-OTC

Dextran 42 Gioucose Injection	Injection	250ml	H36021673	Non-OTC

Inosine Table	Tablet	0.2g	H36021596	OTC

Vitamin C Tablet	Tablet	0.1g	H36021607	OTC

Ribaririn	Tablet	20mg	H19993657	Non-OTC

Metronidazole Injection	Injection	100ml:0. 5g	H36021598	Non-OTC

Oryzanol Tablet	Injection	10mg	H36021677	OTC

Metronidazole And Glucose Injection	Injection	250ml	H36021658	Non-OTC

Glucose Injection	Injection	250ml: 12.5g	H36021665	Non-OTC

Glucose Injection	Injection	500ml: 25g	H36021666	Non-OTC

Glucose Injection	Injection	100ml: 5g	H36021670	Non-OTC

Glucose Injection	Injection	250ml: 25g	H36021667	Non-OTC

Glucose Injection	Injection	500ml: 50g	H36021668	Non-OTC

Glucose Injection	Injection	100ml: 10g	H36021669	Non-OTC

Sodium Chloride Injection	Injection	100ml:0. 9g	H36021659	Non-OTC

Sodium Chloride Injection	Injection	250ml: 2.25g	H36021660	Non-OTC

Sodium Chloride Injection	Injection	500ml: 4.5g	H36021661	Non-OTC

Berberine Hydrochloride Tablets	Tablet	0.1g	H36020682	Non-OTC

Human Placental Histosolution	Injection	2ml	H36020001	Non-OTC

Enema Glycerini	Injection	20ml	H36021680	Non-OTC

Compound Benzoic Acid And Camphor Solution I	Ding Liquid	10ml, 20ml	H36022102	Non-OTC

Glucose Injection	Injection	20ml: 10g	H36021602	Non-OTC

Inosine Injection	Injection	2ml:0. 1g	H36021597	Non-OTC

Raceanisodamie Hydrochloride Injection	Injection	1ml: 10mg	H36021610	Non-OTC

Vitamin B6 Injection	Injection	2ml:0. 1mg	H36021606	Non-OTC

Vitamin B12 Injection	Injection	1ml:0. 5mg	H36021604	Non-OTC

Vitamin B12 Injection	Injection	1ml:0. 1mg	H36021605	Non-OTC

Vitamin C Injection	Injection	2ml:0. 25mg	H36021608	Non-OTC

Lincomycin Hydrochloride Injection	Injection	2ml:0. 6g	H36021609	Non-OTC

Gentamycin Sulfate Injection	Injection	1ml: 40000Units	H36021600	Non-OTC

Gentamycin Sulfate Injection	Injection	2ml: 80000Units	H36021601	Non-OTC

Compound Sulfate Thoxazole Tablets	Tablet	0.48g	H36021676	Non-OTC

Metamizole Sodium Tablets	Tablet	0.5g	H36021675	Non-OTC

Ribavirin Injection	Tablet	1ml:0. 1g	H36021656	Non-OTC

Metronidazole Sodium Tablets	Tablet	0.2g	H36021679	Non-OTC

Lincomycin Hydrochloride Tablets	Tablet	0.25g	H36021681	Non-OTC

Amikacin Sulfate Injection	Tablet	2ml:0. 2g	H36021669	Non-OTC

Hydrogen Peroxide Solution	Injection	3%	H36021678	Non-OTC

Furazolidone Tablets	Tablet	0.1g	H36021683	Non-OTC

Piracetam Tablets	Tablet	0.4g	H36021684	Non-OTC

Sterile Water for Injection	Injection	2ml	H36021779	Non-OTC

Sterile Water for Injection	Injection	10ml	H36021780	Non-OTC

Chondroitin Sulfate Injection	Injection	2ml:40mg	H36022300	Non-OTC

Pharmaceutical Products marketed by YanBian YiQiao Biochemical Pharmacy Company Ltd

Name	Type	Unit	State Serial Number	Note
Xiong Dan Capsules	Capsules	0.25g	H22022022	OTC

Gu YanLing	Tablet		H22021491	Non-OTC

HuGan Tablets	Tablet		H22021492	Non-OTC

NanBao Capsules	Capsules	0.3g	H22021493	Non-OTC

SheDan Chuanbei fluid	Liquor	10ml	H22021494	OTC

Tianma Capsules	Capsules	0.25g	H22021495	OTC

TianMa Tablets	Tablet		H22021496	OTC

XiaoShuan Oral Liquor	Liquor	10ml	H22021497	OTC

Dry yeast tablets	Tablet	0.2g: 1000g	H22020589	OTC

Dry yeast tablets	Tablet	0.3g: 1000g	H22020590	OTC

Dry yeast tablets	Tablet	0.5g: 1000g	H22020591	OTC

Cefalexin Tablets	Tablet	0.25g(C16H17N3O4S)	H22020592	Non-OTC

Hydrochloric acid berberine Tablets	Tablet	0.1g	H22020593	OTC

Furazolidone Tablets	Tablet	30mg	H22020594	Non-OTC

Furazolidone Tablets	Tablet	10mg	H22020595	Non-OTC

METAMIZOLE SODIUM TABLETS	Tablet	0.5g	H22020785	Non-OTC

COMPOUND SULFAMETHOXAZOLE TABLETS	Tablet		H22020786	Non-OTC

Gentian And Sodium Bicarbonate Tablets	Tablet		H22020787	OTC

Compound Aminopyrine Phenacetin Tablets	Tablet		H22020788	Non-OTC

Cefalexin Tablets	Tablet	0.125g(C16H17N3O4S)	H22020789	Non-OTC

Vitamin B2 Tablets	Tablet	10mg	H22020790	OTC

Vitamin B2 Tablets	Tablet	5mg	H22020791	OTC

Vitamin B6 Tablets	Tablet	10mg	H22020792	OTC

Vitamin C Tablets	Tablet	25mg	H22020793	OTC

Vitamin C Tablets	Tablet	50g	H22020794	OTC

Vitamin C Tablets	Tablet	0.1g	H22020795	OTC

AMINOPHYLLINE TABLETS	Tablet	0.1g	H22021102	Non-OTC

AMINOPHYLLINE TABLETS	Tablet	0.2g	H22021103	Non-OTC

METAMIZOLE SODIUM TABLETS	Tablet	0.25g	H22021104	Non-OTC

PREDNISOLONE ACETATE TABLETS	Tablet	5mg	H22021105	Non-OTC

FENBUFEN CAPSULES	CAPSULES	0.15g	H22021106	Non-OTC

FENBUFEN TABLETS	Tablet	0.15g	H22021107	Non-OTC

FENBUFEN TABLETS	Tablet	0.3g	H22021108	Non-OTC

Berberine Hydrochloride Tablets	Tablet	25mg	H22021109	OTC

Berberine Hydrochloride Tablets	Tablet	50mg	H22021110	OTC

Furazolidone Tablets	Tablet	0.1g	H22021111	Non-OTC

COMPOUND ACETYLSALICYLIC ACID Tablets	Tablet		H22021164	Non-OTC

MELEUMYCIN TABLETS	Tablet	0.1g	H22021165	Non-OTC

TETRACYCLINE TABLETS	Tablet	0.25g	H22021166	Non-OTC

TETRACYCLINE TABLETS	Tablet	0.125g	H22021167	Non-OTC

TETRACYCLINE TABLETS	Tablet	50mg	H22021168	Non-OTC

OXYTETRACYCLINE TABLETS	Tablet	0.25g	H22021169	Non-OTC

OXYTETRACYCLINE TABLETS	Tablet	0.125g	H22021170	Non-OTC

Vitamin B1 Tablets	Tablet	5mg	H22021171	OTC

Vitamin B1 Tablets	Tablet	10mg	H22021172	OTC

PAEDIATRIC COMPOUND SULFAMETHOXAZOLE TABLETS	Tablet		H22021173	Non-OTC

Pentoxyerine Citrate Tablets	Tablet	25mg	H22022895	OTC

Fufang Danshen Pian	Tablet		H22022342	Non-OTC

Compound Berberine Hydrochloride Tablets	Tablet	17mg	H22022343	OTC

Niuhuang Jiedu Pian	Tablet		H22022344	OTC

SACCHARATED YEAST TABLETS	Tablet	0.5g	H22021665	OTC

SACCHARATED YEAST TABLETS	Tablet	0.3g	H22021666	OTC

SACCHARATED YEAST TABLETS	Tablet	0.2g	H22021667	OTC

Pancreatin Enteric-coated Tablets	Tablet	0.3g	H22021668	OTC

Pancreatin Enteric-coated Tablets	Tablet	0.5g	H22021669	OTC

Sugar Calcium with flavor	Tablet		H22025009	OTC

Paracetamol, Caffein, Atificial Cow-bezoar and Chlorphenamine Maleate Capsules	Capsules		H22024851	OTC

Diavitamin, Calcium Hydrogen Phosphate and Lysine Tablets	Tablet		H22024852	OTC

Compound Gentian and Sodium Bicarbonate Tablets	Tablet		H22024853	OTC

Compound Diclofenac Sodium and Chiorphenamine Maleate Tablets	Tablet		H22024854	Non-OTC

Calcium Lactate, Calcium Gluconate and Calcium Hydrogen Phosphate Chewable Tablets	Tablet		H22024855	OTC

Trivitamin and Calcium Gluconate, Calcium Hycrogen Phosphate Chewable Tablets	Tablet		H22024856	OTC

Vitamin D2 and Calcium Hydrogen Phosphate Tablet	Table		H22024857	OTC

Pediatric Paracetamo, Atificial Cow-bezoar and Chlorphenamine Maleate Tablets	Tablet		H22024858	OTC

Compound Gastric Mucin Capsules	Capsules	0.4g	H22024582	OTC

Piracetam Capsules	Capsules	0.2g	H22024583	Non-OTC

Piracetam Capsules	Capsules	0.4g	H22024584	Non-OTC

Ginseng Oral Liquor	Liquor	10ml, 50ml, 100ml	H22027931	OTC

Compound Paracetamol Tablets	Tablet	0.3g	H22025179	OTC

Compound Paracetamol and Amantadine Hydrochloride Capsules	Capsules		H22025791	Non-OTC

SULFAMETHOXAZOLE, SULFADIAZINE AND TRIMETHOPRIM TABLETS	Tablet		H22025792	Non-OTC

Vitamin D2 and Calcium Hydrogen Phosphate Tablets	Tablet		H22026021	OTC

Vitamin D2 CALCIUM LACTATE Tablets	Tablet		H22025922	OTC

Vitamin C Chewable Tablets	Tablet	0.1g	H22025694	OTC

Vitamin C Chewable Tablets	Tablet	50mg	H22025695	OTC

Paracetamol Caffein Atificial Cowbezoar and Chlorphenamine Maleate Tablets	Tablet		H22024585	OTC

Compound Theophylline Ephedrine Tablets	Tablet		H22025984	Non-OTC

Compound Gastric Mucin Tablets	Tablet		H22025324	OTC

Compound Paracetmol and Diphenhydramine Hydrochloride Tablets	Tablet		H22025325	Non-OTC

Promethazine and Bile Tablets	Tablet		H22025326	Non-OTC

Compound Paracetamol and Amantadine Hydrochloride Tablets	Tablet		H22025327	OTC

Tabellae Rhei ET Natrii Bicarbonatis	Tablet		H22026553	OTC

Multienzyme Tablets	Tablet		H22026554	OTC

COMPOUND PARACETAMOL TABLETS	Tablet		H22026555	OTC

Pepsin Tablets	Tablet		H22026556	OTC

Triamterene and Hydrochlorothiazide Tablets	Tablet		H22026180	Non-OTC

Schedule 3.13.2

Consents, Approvals, Permits and Other Required

Authorizations for Sale/Import/Export of Jade Pharmaceutical Products

Type of Consent,
Approvals, Permits,
Licenses and
	Description of	Authorizations to
	Pharmaceutical	sell, import or
	Product being	export the
(d)	marketed by Jade	Pharmaceutical
Name	Subsidiaries	Product	Date of Issuance	Date of Expiration
YanBian YiQiao Biochemical Pharmacy Company Ltd	Please checking Schedule 3.13.1	1. According to
China’s relevant
regulation and
laws, the licensed
drugs manufactory
has right to sale
its production
without sale
permits issued by
authorizations
2. We haven’t
started to do
export and import
business so far.
3. Our proven
certificate of
formation has
provided in
schedule 3.1.2. (b)

JiangXi JieZhong Biochemistry Company Ltd.	Please checking Schedule 3.13.1	1. According to
China’s relevant
regulation and
laws, the licensed
drugs manufactory
has right to sale
its production
without sale
permits issued by
authorizations
2. We haven’t
started to do
export and import
business so far.
3. Our proven
certificate of
formation has
provided in
schedule 3.1.2. (c)

Schedule 3.14.3

Jade Pharmaceutical’s Scheduled IP

JiangXi JieZhong Biochemistry Company Ltd.

We don’t have any patent rights, copyrights, Internet Domain name and other intellectual property.

KangDa Pharmaceutical Company currently owns all of registered trademark and unregistered trademark. We currently are transferring these trademarks from KangDa Pharmaceutical Company to JieZhong Biochemistry Company Ltd.

The registered trademarks and unregistered trademarks owned by KangDa Pharmaceutical Company are in proceeding to transfer to Jiangxi JieZhong Biochemistry Company Ltd.

Number	Mark	Issued date	Serial Number	Type	Date of Valid
1.	XingXi Pai	05/07/1993	182481	31	04/07/2013

2.	XingXi	20/11/1989	504092	05	19/11/2009

3.	NuoBi Xian	21/12/2001	1684444	05	20/12/2011

4.	SaiBao Lun	21/12/2001	1684445	05	20/12/2011

5.	AnBi Xin	21/06/2002	1790615	05	20/06/2012

6.	MaiDa Lin	14/06/2002	1785675	05	13/06/2012

7.	ZhongJin Pattern	14/09/2003	3196173	41	13/09/2013

8.	ZhongJin Pattern	28/10/2003	3196170	05	27/10/2013

9.	ZhongJin Pattern	14/12/2003	3196166	43	13/12/2013

10.	ZhongJin Pattern	07/01/2004	3196171	35	06/01/2014

11.	JuLong Pattern	07/01/2004	3196174	35	06/01/2014

12.	JuLong Pattern	21/02/2004	3196172	36	20/02/2014

13.	SaiLi Xian	28/02/2004	3315422	05	27/02/2014

14.	HouCi	28/05/2004	3356432	05	27/05/2014

15.	Fuer Qi	28/05/2004	3356431	05	27/05/2014

16.	XianFu Qi	28/05/2004	3356433	05	27/05/2014

17.	GuDeNa Ke	28/05/2004	3356430	05	27/05/2014

18.	YinShan Hong		3540348	05

19.	NaLe Fen			05

20.	YiLe Shu			05

21.	AoLe Hu			05

YanBian YiQiao Biochemical Pharmacy Company Ltd

We don’t have any patent rights, copyrights, Internet Domain name and other intellectual property.

YanBian YiQiao Biochemistry Pharmaceutical Company Ltd formally named Tuman Biochemistry Company. The registered trademark “Sky Spring” currently owned by Tuman Biochemistry Company, which is in the proceeding to transfer to YiQiao Biochemical Pharmacy Company Ltd.

Number	Mark	Issued date	Serial Number	Type	Valid

1.	Sky Spring	30/10/1988	328140	5	29/10/2008

Schedule 3.14.4

Licenses

Description of Licenses,
Sublicenses and other agreements
relating to the Intellectual
(i) Name	Property of Jade Subsidiaries
YanBian YiQiao Biochemical Pharmacy Company Ltd	NONE

JiangXi JieZhong Biochemistry Company Ltd.	NONE

Schedule 3.14.7

Exceptions to Obligations to Not to Disclose

Jade Confidential Information and to Assign Inventions

Description of Exceptions to
Obligations to Not to Disclose
Jade Confidential Information and
(e) Name	to Assign Inventions
YanBian YiQiao Biochemical Pharmacy Company Ltd	NONE

JiangXi JieZhong Biochemistry Company Ltd.	NONE

Schedule 3.15.1
Contracts

Jade Pharmaceutical Inc.

NONE

YanBian YiQiao Biochemical Pharmacy Company Ltd.

Purchase and sales contract

Opposite Side	Date	Type	Sum
JiangXi Province Pharmaceutical Co.			RMB
Ltd	05/11/2005	Sales Contract	8,215,100

JiLin SanYuan Pharmaceutical		Sales	RMB
Company Ltd.	28/07/2005	Contract	691,541

JiLin RenHe Pharmaceutical		Sales	RMB
Co.Ltd	25/10/2005	Contract	120,330

		Sales	RMB
ZhongMing Qiu	20/12/2005	Contract	2,000,000

YanBian YiQiao Biochemical Pharmacy Company Ltd.

Loan Contract

Sum (Thousands)	Function	Term	Interest Rate	Whether secured	Type of security	Collateral
100	Technological transformation	Two Years	7.5225%	Yes	Mortgage	Land

70	Technological transformation	Two Years	7.5225%	Yes	Mortgage	Land

200	Liquid capital	One year	9.45%	Yes	Mortgage	Property

8	Liquid capital	Nine months	9.45%	Yes	Mortgage	Property

JiangXi JieZhong Biochemistry Company Ltd.

Purchase and sales contract

Opposite Side	Term	Type	Sum (RMB)

ShangXi BaoTai Pharmaceutical Co. Ltd	10/03/2005 to 31/12/2005	Sales Contract	RMB 900,000

HuaYuan Pharmaceutical Company Ltd.	19/01/2005 to 19/01/2006	Sales Contract	RMB 3,970,687

ShangXi BaoTai Pharmaceutical Co. Ltd	10/05/2005 to 21/12/2005	Purchasing Contract	RMB 2,000,000

ShenZhen HuiYi Printing and Packing CO. Ltd	20/06/2005 to 31/12/2005	Purchasing Contract	RMB 2,000,000

JiangXi JieZhong Biochemistry Company Ltd.

Loan Contract

		Breakdown of Bank Lending
							Unit: Thousands
No.		Lender	Contract No.	Sum	Interest Rate	Collateral types	Term
		Industrial and
		Commercial Bank of	Annual 2003
1	Liquidity loans	China	No.0049	180.00	5.3100%	Land housing mortgages	30/09/2003—29/09/2004

		Industrial and
		Commercial Bank of	Annual 2003
2		China	No.0055	100.00	5.3100%	Land housing mortgages	17/12/2003—16/12/2004

		Industrial and
		Commercial Bank of
3		China	Annual 2004 No.0008	460.00	5.3100%	Land tenure security	10/03/2004—09/03/2005

		Industrial and
		Commercial Bank of
4		China	Annual 2004 No.0011	120.00	5.3100%	Land tenure security	02/04/2004—01/04/2005

		Industrial and
		Commercial Bank of
5		China	Annual 2004 No.0081	240.00	5.3100%	Land tenure security	16/04/2004—15/04/2005

		Sub-Total		1,100.00

		Industrial and
	Projects long-term	Commercial Bank of
6	loans	China	Annual 2002 No.0090	195.00	6.6960%	Machinery ownership mortgages	20/12/2002—31/12/2004

		Industrial and
		Commercial Bank of
7		China	Annual 2002 No.0091	200.00	6.6960%	Machinery ownership mortgages	20/12/2002—31/12/2005

		Industrial and
		Commercial Bank of
8		China	Annual 2002 No.0092	250.00	6.696%	Machinery ownership mortgages	20/12/2002—20/12/2006

		Industrial and
		Commercial Bank of
9		China	Annual 2004 No.0001	250.00	7.254%	Land housing mortgages	13/01/2004—02/12/2005

		Industrial and
		Commercial Bank of
10		China	Annual 2004 No.0002	300.00	7.254%	Land housing mortgages	13/01/2004—08/12/2006

		Industrial and
		Commercial Bank of
11		China	Annual 2004 No.0002	600.00	7.254%	Land housing mortgages	13/01/2004—03/12/2007

		Industrial and
		Commercial Bank of
12		China	Annual 2004 No.0002	600.00	7.254%	Land housing mortgages	13/01/2004—09/12/2008

		Sub-Total		2,395.00

		Total		3,495.00

Schedule 3.17

(ii) Employee Benefit Plans

Name	Description of Employee Benefit Plans
YanBian YiQiao Biochemical Pharmacy Company Ltd	In accordance with relevant state labor
regulation and laws, the company has
provided Pension insurance, medical
insurance and working injury insurance to
the employee except pension scheme.
The company also provides different money
incentive reward scheme to the employee,
which is sustained on various situations.

JiangXi JieZhong Biochemistry Company Ltd	In accordance with relevant state labor
regulation and laws, the company has
provided Pension insurance, medical
insurance and working injury insurance to
the employee except pension scheme.
The company also provides different money
incentive reward scheme to the employee,
which is sustained on various situations.

Schedule 3.20

List of Companies’ Employees

Name of Officer and Employee is being employed by Jade Pharmaceutical Inc.

Description of
	Position of the Officer and	Contracts of
Name	Employee	Employment
Zheng Feng	President & CEO	Three years Contract

Jia MinHui	Managing Director	Three years Contract

Chen LiMin	Deputy General Manager	Three years Contract

Feng Hao	Secretary of the Board	One year Contract

Zhang MinLi	Consultant	One year Contract

Fu YanJu	Director of Drug registration	One year Contract

Wan YanPeng	Logistic	One year contract

Yu XiaoFei	Logistic	One year contract

Wan XiaoJun	Data Processing	One year contract

Cai Lin	Receptionist	Six months contract

Li Dan	HR	One year contract

Luo Hong	Director of Administration	One year contract

Qiu JunXiang	Sales Manger	Six months contract

Zhou HaiYin	Sales Manger	Six months contract

Zhou MeiYu	Sales Manger	Six months contract

Zhan JianWen	Sales Manger	Six months contract

Li JianRong	Sales Manger	Six months contract

Sun XiangKui	Marketing Manger	Six months contract

Liu XinLiang	Training Manger	One year contract

Ruan XiaoQin	Market Inspector General	One year contract

Ruan XiaoMei	Market Inspector General	One year contract

Shi HuiLin	Assistant Manager	One year contract

Jin Wei	Deputy General Manager	Three years

Zhang GuoHui	Driver	One Year Contract

Sun YaPin	Marketing Manger	One Year Contract

Liu YongGuo	Sales Manager	One Year Contract

Name of Officer and Employee is being employed by YanBian YiQiao Biochemical Pharmacy Company Ltd.

Description of
	Position of the	Contracts of
Name	Officer and Employee	Employment
Li Yun	General Secretary	Two Years Contract
Ji AnTao	Marketing Manager	Two Years Contract

Li HongYin	Payroll Clerk	Two Years Contract

An MingQian	Financial Manager	Two Years Contract

Huan YuJin	Supervisor	Two Years Contract

Zhen CunChen	Inspector	Two Years Contract

Jian Yun	QC	Two Years Contract

Hong JinHua	Marketing Manager	Two Years Contract

Wang LaiQing	Supply Chain Manager	Two Years Contract

Sun YuanYing	Logistic	Two Years Contract

Zhou ZuoHua	Administrator	One Year Contract

Chui Yi	Administrator	One Year Contract

Lian KuiDe	Administrator	One Year Contract

Yu Wei	Administrator	One Year Contract

Zhan HongYun	Supervisor	One Year Contract

Chun YuJin	Supervisor	One Year Contract

Fei MingHua	Team Leader	One Year Contract

Chen YaLin	Team Leader	One Year Contract

Qing YueXing	Team Leader	One Year Contract

Ling LiShun	Team Leader	One Year Contract

Li ZhenJian	Machine Operator	One Year Contract

Dong YunJing	Machine Operator	One Year Contract

Liu DongYuan	Machine Operator	One Year Contract

Lin WeiMing	Machine Operator	One Year Contract

Zhang DeQiang	Machine Operator	One Year Contract

Wang Wei	Machine Operator	One Year Contract

Deng CunCai	Machine Operator	One Year Contract

Pu XianLing	Machine Operator	One Year Contract

Zhang GuoZhan	Machine Operator	One Year Contract

Jin YouXian	Machine Operator	One Year Contract

Wu ZhuanYu	Machine Operator	One Year Contract

Tang QiHai	Machine Operator	One Year Contract

Chen YunXian	Machine Operator	One Year Contract

Liu JieXin	Machine Operator	One Year Contract

Wang HongYuan	Machine Operator	One Year Contract

Liu Yin	Machine Operator	One Year Contract

Wang Xian	Machine Operator	One Year Contract

Dang ZhongYing	Quality Controller	One Year Contract

Zhang Li	Quality Controller	One Year Contract

Cheng Gan	Inspector	One Year Contract

Zhang Ying	Inspector	One Year Contract

Wang Mei	Machine Operator	One Year Contract

Cheng LiHong	Machine Operator	One Year Contract

Wan XiaoMei	Machine Operator	One Year Contract

Liu ShuLan	Machine Operator	One Year Contract

Zun YuanXing	Machine Operator	One Year Contract

An BaiMing	Machine Operator	One Year Contract

Yang Li	Machine Operator	One Year Contract

Liu ShaoShen	Cleaner	One Year Contract

Qi Dan	Cleaner	One Year Contract

Xia LinYuan	Cleaner	One Year Contract

Lu Jing	Cleaner	One Year Contract

Xia YuanXing	Machine Operator	One Year Contract

Yang Dong	Machine Operator	One Year Contract

Liu LiYuan	Machine Operator	One Year Contract

Fei YunLin	Machine Operator	One Year Contract

Zhang XiMei	Machine Operator	One Year Contract

Liu YunChun	Porter	One Year Contract

Sun KaiQing	Porter	One Year Contract

Liu XuiBo	Porter	One Year Contract

Zhao YuanXia	Machine Operator	One Year Contract

Li XieSong	Machine Operator	One Year Contract

Li XiuYing	Machine Operator	One Year Contract

Chu YaJing	Machine Operator	One Year Contract

Song Ting	Machine Operator	One Year Contract

Li JianYun	Machine Operator	One Year Contract

Jian YaMing	Electrician	One Year Contract

Lu YaMing	Electrician	One Year Contract

Wang LianHua	Technician	One Year Contract

Li ShuYuan	Technician	One Year Contract

Mang HaiXia	Technician	One Year Contract

Zhao MeiRuan	Technician	One Year Contract

Zhu YingNa	Technician	One Year Contract

Zheng ChenChen	Engineer	One Year Contract

Wan Hui	Engineer	One Year Contract

Wang Lian	Electrician	One Year Contract

Zhu Jin	Electrician	One Year Contract

Wang LianYing	Electrician	One Year Contract

Cheng HongYuan	Technician	One Year Contract

Liu JiaLi	Cleaner	One Year Contract

Ye YunJie	Cleaner	One Year Contract

Wan GaiMei	Security	One Year Contract

Chen ShuiAn	Security	One Year Contract

Jiang Hong	Security	One Year Contract

Liu YuanXia	Security	One Year Contract

Name of Officer and Employee is being employed by JiangXi JieZhong Biochemistry Company Ltd.

Description of
	Position of the	Contracts of
Name	Officer and Employee	Employment
Chen Wei	General Manager	Three Years Contract
Li YongBin	Deputy General Manager	Three Years Contract

Li tielin	Supervisor	One year Contract

Yu zhanbin	QA	One year Contract

Zhou yulan	Operator	One year Contract

Wang xiaomei	Operator	One year Contract

Xiao zhengying	Operator	One year Contract

Yang weizhen	Operator	One year Contract

Shen hehua	Operator	One year Contract

Li yang	Operator	One year Contract

Wu sanying	Operator	One year Contract

Xu xueying	Operator	One year Contract

Li xiaochun	Operator	One year Contract

Fu yinfang	Operator	One year Contract

Ke wen	Packing Operator	One year Contract

Zhang dongying	Packing Operator	One year Contract

Feng haizhen	Packing Operator	One year Contract

Yao xinjuan	Packing Operator	One year Contract

Zheng xiaojuan	Packing Operator	One year Contract

Cheng youyan	Packing Operator	One year Contract

Chen qiwei	Packing Operator	One year Contract

Xie futi	Packing Operator	One year Contract

Guo derong	Packing Operator	One year Contract

Li yuchen	Machine Operator	One year Contract

Dai linsheng	Machine Operator	One year Contract

Zheng li	Supervisor	One year Contract

Xiesanying	Machine operator	One year Contract

Zhouyi chun	Machine operator	One year Contract

Zhu yubin	Machine operator	One year Contract

Xu hong	Machine operator	One year Contract

Yu lei	Machine operator	One year Contract

Ke lianying	Machine operator	One year Contract

Fu shurong	Machine operator	One year Contract

Wang xianglian	Machine operator	One year Contract

Chen meifang	Machine operator	One year Contract

Qiu liming	Machine operator	One year Contract

Pan cuiqin	Packing	One year Contract

Yu xiaoqin	Packing	One year Contract

Liao qingxian	Packing	One year Contract

Cheng meiying	Packing	One year Contract

Hong lanxiang	Packing Operator	One year Contract

Ke shuixian	Packing Operator	One year Contract

Zhu geyan	Packing Operator	One year Contract

Zhang liying	Packing Operator	One year Contract

Chen qiuxian	Packing Operator	One year Contract

Yu dongqin	Packing Operator	One year Contract

Zhou ziying	Packing Operator	One year Contract

Li xiuhua	Packing Operator	One year Contract

Zhang ying	Packing Operator	One year Contract

Yu zhongxiu	Machinist	One year Contract

Ding liuchun	QC	One year Contract

Yang ping	QA	One year Contract

Shi julan	Supervisor	One year Contract

Li hairong	Machine operator	One year Contract

Zhu hua	Recorder	One year Contract

Wu aichun	Administrator	One year Contract

Zhang liping	Machine operator	One year Contract

Zhan zhaozhong	Machine operator	One year Contract

Qiu fangying	Machine operator	One year Contract

Chen jinrong	Machine operator	One year Contract

Jiang hongyong	Machine operator	One year Contract

Zhang Aihong	Machine operator	One year Contract

Li yonghui	Machine operator	One year Contract

Zhang dongying	QC	One year Contract

Din shifeng	Machine operator	One year Contract

Xu xinqiong	QC	One year Contract

Chen changsong	Machine operator	One year Contract

Chen shuixian	Machine operator	One year Contract

Zhang qingmei	Machine operator	One year Contract

Chen donglian	Machine operator	One year Contract

Guo meihua	Machine operator	One year Contract

Xiong fei	Machine operator	One year Contract

He hongying	Machine operator	One year Contract

Liao xiuying	Machine operator	One year Contract

Zhang lichun	Machine operator	One year Contract

Zhu lichun	Machine operator	One year Contract

Guo aihua	Machine operator	One year Contract

Guo xuezhen	Machine operator	One year Contract

He dongxian	Machine operator	One year Contract

Zeng yuxian	Machine operator	One year Contract

Wu xiaomei	Machine operator	One year Contract

Lian jinrong	Machine operator	One year Contract

Lu jufang	Machine operator	One year Contract

Zhou hezhu	Machine operator	One year Contract

Liu huoying	Machine operator	One year Contract

Yang zhiming	Machine operator	One year Contract

He jianlong	Machine operator	One year Contract

Xu juan	Machine operator	One year Contract

Zheng guoqiang	Machine operator	One year Contract

Ke dongmei	Machine operator	One year Contract

Liu dongna	Machine operator	One year Contract

He jianxian	Machine operator	One year Contract

Liu aimei	Machine operator	One year Contract

Lin jianju	Machine operator	One year Contract

Yang hexian	Machine operator	One year Contract

Zhang tumei	Machine operator	One year Contract

Xu jianping	Machine operator	One year Contract

Guo guina	Machine operator	One year Contract

Zhu xiaohui	Machine operator	One year Contract

Chen manfeng	Machine operator	One year Contract

Luo chahua	Machine operator	One year Contract

Mao liangxian	Machine operator	One year Contract

L ijuxian	Machine operator	One year Contract

Xia xiaohong	Machine operator	One year Contract

Guo lanying	Machine operator	One year Contract

Li qinglian	Machine operator	One year Contract

Lin xiaorong	Machine operator	One year Contract

Lian xiuchun	Machine operator	One year Contract

Dong qingying	Machine operator	One year Contract

Xia xuefang	Machine operator	One year Contract

Xu meiying	Machine operator	One year Contract

Jiang hongxian	Machine operator	One year Contract

Zhu yan	Machine operator	One year Contract

Huang chunhua	Machine operator	One year Contract

Xu xinhua	Machine operator	One year Contract

Lian xiufeng	Machine operator	One year Contract

Li guihua	Packing	One year Contract

Wang aiwen	Packing	One year Contract

Jiang fengxian	Packing	One year Contract

Liu juhong	Packing	One year Contract

Wang dafu	Packing	One year Contract

Zhang shuangying	Packing	One year Contract

Jiang lei	Packing	One year Contract

Wu aimin	Packing	One year Contract

Xia chunlian	Cleaner	One year Contract

Wang xinfei	Supervisor	One year Contract

Wu yan	Accountant	One year Contract

Song zhihui	Recorder	One year Contract

Zheng qingwu	Machinist	One year Contract

Lu lili	Machine Operator	One year Contract

Duan shuangmei	Machine Operator	One year Contract

Chen cuiyun	Operator	One year Contract

Li liping	Operator	One year Contract

Dong jianying	Operator	One year Contract

Song qiuhua	Cleaner	One year Contract

Lian jinji	Operator	One year Contract

Yu huoxian	Operator	One year Contract

Xia aiqin	Operator	One year Contract

Lian ting	Operator	One year Contract

Zhu lihong	Operator	One year Contract

Zhang juying	Operator	One year Contract

Xia lihua	Operator	One year Contract

He yueying	Operator	One year Contract

Xu xiaoqin	Operator	One year Contract

Liu ying	Operator	One year Contract

Yu xiaohong	Operator	One year Contract

Xu caiyun	Packing Operator	One year Contract

Xu cuiying	Packing Operator	One year Contract

Lian huajuan	Packing Operator	One year Contract

Fang aiying	Packing Operator	One year Contract

Rao honghua	Packing Operator	One year Contract

Fang meizhen	Packing Operator	One year Contract

Zhang jianmei	Packing Operator	One year Contract

Zhu xuehua	Operator	One year Contract

Liu chaying	Packing Operator	One year Contract

He xiaoyan	Packing Operator	One year Contract

Lu xifang	Packing Operator	One year Contract

Shuan changming	Packing Operator	One year Contract

Guo xuefeng	Packing Operator	One year Contract

Jiang chengxiang	Packing Operator	One year Contract

Jiang li	Packing Operator	One year Contract

Zheng yonghua	Packing Operator	One year Contract

Zhou xianju	Packing Operator	One year Contract

Wang ping	Operator	One year Contract

Gu ruijin	Packing Operator	One year Contract

Luo lichun	Packing Operator	One year Contract

Zhang hongyan	Inspector	One year Contract

Xu suli	Machine Operator	One year Contract

Xia hexian	Operator	One year Contract

Chen huajun	Supervisor	One year Contract

Shi jinlan	QA	One year Contract

Cai jihong	QA	One year Contract

Gong wei	Machinist	One year Contract

Li guihua	Cleaner	One year Contract

Ye lianfeng	Cleaner	One year Contract

Xu xiaoyu	Cleaner	One year Contract

Lin shangjin	Machine Operator	One year Contract

Ying jianteng	Machine Operator	One year Contract

Zhang yinhui	Machine Operator	One year Contract

Wang shuhua	Operator	One year Contract

Bao jin	Operator	One year Contract

Chen chen	Operator	One year Contract

Gan xiuhua	Operator	One year Contract

Dong yujiang	Operator	One year Contract

Cheng yijia	Operator	One year Contract

Li shuixiang	Operator	One year Contract

Wang degui	Operator	One year Contract

Wang yuehong	Operator	One year Contract

Wang li	Operator	One year Contract

Lian yongfang	Operator	One year Contract

Rao xiaodong	Operator	One year Contract

Xu cuirong	Operator	One year Contract

Xu ping	Operator	One year Contract

Liu shuiping	Packing	One year Contract

Lin qiurong	Packing	One year Contract

Lin jurong	Packing	One year Contract

Liu xiaxian	Packing	One year Contract

Xu cuihong	Packing	One year Contract

Wang xiaohong	Packing	One year Contract

Wang xiaohong	Packing Operator	One year Contract

Guo lihua	Packing Operator	One year Contract

Ye yuping	Packing Operator	One year Contract

Chen fengying	Packing Operator	One year Contract

Fang sina	Packing Operator	One year Contract

Jia yuqing	Packing Operator	One year Contract

Wang jinxian	Packing Operator	One year Contract

Zhou aiyun	Packing Operator	One year Contract

Liu xueqin	Packing Operator	One year Contract

Wang aihong	Packing Operator	One year Contract

Yang xuehua	Packing Operator	One year Contract

Wang beilei	Packing Operator	One year Contract

Huang shuqing	Packing Operator	One year Contract

Lin dongying	Packing Operator	One year Contract

Zhang xiaoying	Packing Operator	One year Contract

Chu yabin	QC Manager	One year Contract

Zheng xingwu	QC supervisor	One year Contract

Hu jun	QC	One year Contract

Guo dezhong	QC	One year Contract

Lai chunmei	QC	One year Contract

Yu shu	QC	One year Contract

Xu hong	QC	One year Contract

Lin chenlan	QC	One year Contract

Wang lifang	QC	One year Contract

Tan shulan	QC	One year Contract

Li lin	QC	One year Contract

Liu tingxian	Cleaner	One year Contract

Jiang sanfeng	Head Engineer	One year Contract

Xu zhiping	Mechanic	One year Contract

Jin peixin	QC GMP	One year Contract

Zheng yan	Administrator	One year Contract

Jiang jianrong	Manager	One year Contract

Zhou liming	QC	One year Contract

Wang lili	QC	One year Contract

Zha binzhu	CFO	One year Contract

Ren limin	Financial officer	One year Contract

Yu wenjuan	Financial officer	One year Contract

Wang yin	Payroll Clerk	One year Contract

Ju xiaoming	Payroll Clerk	One year Contract

Fu guanyin	Accountant	One year Contract

Tong mei	Accountant	One year Contract

Wu shuangshuang	Logistic manager	One year Contract

Su yaqin	Porter	One year Contract

Xu jianhong	Porter	One year Contract

Weng lijuan	Porter	One year Contract

Dong jinjiang	Sales manager	One year Contract

Cheng uohua	Sales representative	One year Contract

Ye juxiang	Sales representative	One year Contract

Meng jinping	Sales representative	One year Contract

Xu liyang	Sales representative	One year Contract

Dong hongbin	Sales representative	One year Contract

Huang jinna	Sales representative	One year Contract

Lei qinghui	Sales representative	One year Contract

Zhang hong	Sales representative	One year Contract

Xia guixoiu	Security Officer	One year Contract

Liu shuixian	Cleaner	One year Contract

Shen yelong	Assistant Manager	One year Contract

Zhu qingyu	Administration manager	One year Contract

Zhang renliang	Administration manager	One year Contract

Shi xinmin	Supervisor	One year Contract

Shi ying	Supervisor	One year Contract

Zhao ninghai	Driver	One year Contract

Lian jinjun	Driver	One year Contract

Gan wenbin	Driver	One year Contract

Xia yuanhe	Supply Chain manager	One year Contract

Yu songtian	Supply Chain manager	One year Contract

Guo bailing	Supervisor	One year Contract

Miao changwen	Vice manager	One year Contract

Li jianbao	Manufacturing manager	One year Contract

BUYER’S SCHEDULES

SCHEDULE 4.4

BUYER SUBSIDIARIES

NONE

Schedule 7.2.6

Key Management Employee

No.	Name of Key Management Persons	ID Card/ Passport Number

	Zheng Fang
1.	(Frank Cheng)		110101630823205

2.	Jia MinHui (Henry Jia)	P	059567	(9)

3.	Xia YuanDa		362301195702030052

4.	Chen LiMing		330102611015061

5.	Jin Wei		412931740211289